Prospectus Supplement to Prospectus dated April 24, 2003

                                  $800,000,000

[LOGO]
                           WEINGARTEN REALTY INVESTORS

                    Medium-Term Notes, Series A, Due 9 Months
                           or More from Date of Issue
                                 _______________

                                  TERMS OF SALE

     The following terms may apply to the Notes that we may sell at one or more times. The final terms for each Note will be included in a pricing supplement. We will receive between $794,000,000 and $799,000,000 of the aggregate proceeds from the sale of the Notes, after paying the agents commissions of between $1,000,000 and $6,000,000.

  -    Mature nine months or more from      -  Interest paid on floating rate
       the date of issue                       Notes,  monthly,  quarterly,
                                               semi-annually  or  annually

  -    Fixed or floating interest rate      -  Interest paid on fixed rate Notes
       or indexed Notes or zero-coupon         semi-annually
       or other original issue discount
       Notes.  The floating rate may be     -  Certificated or book-entry form
       based on:
                                            -  Minimum denominations of $1,000
       -  Commercial  paper  rate              increased in multiples of $1,000

       -  Prime  rate                       -  May be foreign currency or
                                               composite currency denominated

       -  CD  rate                          -  Subject to redemption  and
                                               repurchase at option of
       -  Federal Funds effective rate         Weingarten or the holder

       -  LIBOR                             -  Not convertible, amortized or
                                               subject to a sinking fund
       -  Treasury  rate
                                            -  Same day settlement and payment
       -  CMT  rate                            in immediately available  funds

       -  Eleventh District cost of
          funds rate

       -  Any other rate or any
          combination of rates
          specified in a Pricing
          Supplement

                                 _______________

     INVESTMENT IN THE NOTES INVOLVES RISKS, WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-2.

                                 _______________

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.


                                 _______________

     We may sell the Notes directly or through one or more agents or dealers, including the agents listed below. The agents are not required to sell any specific amount of the Notes. They will use their reasonable efforts to sell the Notes offered. If we sell other securities referred to in the accompanying prospectus, the amount of Notes that we may offer and sell under this prospectus supplement may be reduced.

GOLDMAN,  SACHS  &  CO.
    BANC  OF  AMERICA  SECURITIES  LLC
        BANC  ONE  CAPITAL  MARKETS,  INC.
            COMMERZBANK  SECURITIES
                CREDIT  SUISSE  FIRST  BOSTON
                    JPMORGAN
                        LEHMAN  BROTHERS
                            MERRILL  LYNCH  &  CO.
                                PNC  CAPITAL  MARKETS,  INC.
                                    SOUTHTRUST  SECURITIES  INC.
                                        WACHOVIA  SECURITIES
                                            WELLS  FARGO  SECURITIES, LLC

                   Prospectus Supplement dated June 13, 2003.

                                  RISK FACTORS

     Your investment in the Notes involves risks. Before deciding whether an investment in the Notes is suitable for you, you should carefully consider, among other matters, the following discussion of risks.

STRUCTURE  RISKS

     Risks Related to Indices or Formulas. Some of the Notes may be indexed to one or more currencies, commodities, interest rates or other indices or formulas. An investment in these Notes involves significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. These risks include the possibility that any applicable index or formula may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed rate or floating rate debt security issued by us at the same time, and that you could lose all or a substantial portion of the principal payable upon maturity of the Notes. These risks depend on a number of factors beyond our control, including economic, financial and political events. In addition, if the formula used to determine the amounts payable under the Notes contains a multiplier or leverage factor, the effect of any change in any applicable index or formula will be magnified. In recent years, values of various indices and formulas have been highly volatile and this volatility may continue or increase in the future. See "Investment Considerations Relating to Indexed Notes."

     Redemption Risk. Any optional redemption feature of the Notes might affect the market value of the Notes. You should expect that we will redeem these Notes when prevailing interest rates are relatively low. In these cases, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on the Notes.

     Uncertain Trading Markets. We cannot assure you that a trading market for the Notes will ever develop or, if one develops, be maintained. The market value for the Notes in any trading market will be affected by a number of factors unrelated to our creditworthiness. These factors include:

     - the complexity and volatility of any index or formula applicable to the Notes,

     - the  method  of  calculating  the  amounts  payable  under  the  Notes,

     - the  time  remaining  to  the  maturity  of  the  Notes,

     - the  outstanding  amount  of  the  Notes,

     - any  redemption  features  of  the  Notes,  and

     - the level,  direction and volatility of market interest rates generally.

     Therefore, you may not be able to sell the Notes readily or at prices that will enable you to realize your anticipated yield. You should not purchase Notes unless you understand and are able to bear the risk that the Notes may not be readily saleable, that the market value of the Notes will fluctuate over time and that these fluctuations may be significant.

EXCHANGE  RATE  RISKS  AND  EXCHANGE  CONTROL  RISKS

     If you invest in Notes that are payable in one or more foreign currencies, there will be significant risks that are not associated with a similar investment in a debt security payable in U.S. dollars. These risks include the possibility of significant changes in the rate of exchange between the U.S. dollar and the applicable foreign currency, as well as the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities. These risks generally depend on factors beyond our control, including economic, financial and political events and the supply and demand for the applicable currencies. In addition, if the formula used to determine the amounts payable under those Notes contains a multiplier or leverage factor, the effect of any change in the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and foreign currencies have been highly volatile and this volatility may continue or increase in the future. Depreciation of the foreign currency in which those Notes is payable against the U.S. dollar would result in a decrease in the yield and market value of those Notes on a U.S. dollar-equivalent basis.

     Governments or monetary authorities may impose exchange controls at or prior to the date on which any amount payable under one of those Notes is due. Any of these actions could affect exchange rates as well as the availability of the foreign currency in which that payment is to be made on that date. Even if there are no exchange controls, it is possible that the applicable foreign currency would not be available on the applicable payment date due to other circumstances beyond our control. In these cases, we will be entitled to satisfy our payment obligations under those Notes in U.S. dollars. See "Investment Considerations Relating to Foreign Currency Notes" and "Description of Notes - Payment of Principal and Interest."

EFFECTIVE  SUBORDINATION

     The Notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, but will be effectively subordinated to all of our secured debt. The Notes also will be effectively subordinated to all unsecured and secured debt of our subsidiaries. See "Description of Notes - General." Due to our structure, our subsidiaries own a significant percentage of our assets.

CREDIT  RATING  RISK

     The credit ratings assigned to our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the market value of the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

                              DESCRIPTION OF NOTES

GENERAL

     The following description of the particular terms of the Notes offered hereby (which are referred to in the accompanying Prospectus as "Debt Securities") supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. The Notes will be issued as a series of Senior Debt Securities under the Senior Indenture, dated as of May 1, 1995 (the "Indenture") between JPMorgan Chase Bank (formerly Chase Bank of Texas, National Association), as Trustee, and us. The Indenture is filed as an exhibit to the Registration Statement of which the accompanying Prospectus constitutes a part. Capitalized terms not defined in this Prospectus Supplement have the meanings assigned to those terms in the accompanying Prospectus. Terms of the Notes may be varied in the related supplement to this Prospectus Supplement (a "Pricing Supplement"). References to interest payments and interest-related information do not apply to zero coupon notes.

     The Notes will be issued as Senior Notes. The Notes will constitute an additional issuance of our Medium Term Notes, Series A, all of which comprise a separate series under the Indenture and aggregated $920.0 million outstanding at March 31, 2003. The issuance of Notes by means of this Prospectus Supplement is limited to $800,000,000, which limit will decrease if we sell other securities described in the accompanying prospectus aggregating more than $200,000,000. For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Events of Default, Notice and Waiver," "Modification of the Indenture" and "Discharge, Defeasance and Covenant Defeasance" below.

     The Notes will be our unsecured obligations. The Notes will rank equally with all of our other unsecured and unsubordinated indebtedness. At March 31, 2003, our Senior Debt aggregated approximately $1.4 billion. We had no subordinated debt outstanding as of that date.

     We will at all times have appointed and maintain a Paying Agent (which may be the Trustee) authorized to pay the principal of (and premium, if any) or interest on any Notes on our behalf and having an office or agency (the "Paying Agent Office") in the Borough of Manhattan, The City of New York, where the Notes may be presented or surrendered for payment and notices, designations, or requests regarding payments on Notes may be served. We have initially appointed JPMorgan Chase Bank as the Paying Agent.

     Unless previously redeemed or repaid, a Note will mature on the date ("Stated Maturity") nine months or longer from the date of issue specified on its face and in the applicable Pricing Supplement. The "maturity" of any Note refers herein to the date on which its principal becomes due and payable, whether at Stated Maturity, upon redemption, repayment or otherwise.

     Each Note will be denominated in a currency, composite currency or basket of currencies (each a "Specified Currency") as specified on its face and in the applicable Pricing Supplement, which may include U.S. dollars or any other currency, composite currency or basket of currencies set forth in the applicable Pricing Supplement. Purchasers of the Notes are required to pay for them by delivery of the requisite amount of the Specified Currency to the applicable Agent, unless other arrangements have been made. Unless otherwise specified in the applicable Pricing Supplement, payments on the Notes will be made in the applicable Specified Currency, provided that, at the election of the Note Holder and under specific circumstances at our option, payments on Foreign Currency Notes denominated in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") may be made in U.S. dollars. See "Payment of Principal and Interest" below and "Investment Considerations Relating to Foreign Currency Notes." The term "Holder" means, with respect to any Note, the person in whose name that Note is registered at such time in the security register for the Notes maintained by Mellon Investor Services and does not include the owner of a beneficial interest in a Book-Entry Note as described under "Book-Entry Notes" below.

     Each Note will be represented by either a permanent global Note (a "Global Security") registered in the name of, or a nominee of, the Depositary (each of the Notes represented by a permanent Global Security is referred to herein as a "Book-Entry Note") or a certificate issued in definitive registered form, without coupons (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Except as set forth under "Book-Entry Notes" below, Book-Entry Notes will not be issuable in certificated form. So long as the Depositary or its nominee is the registered holder of any permanent Global Security, the Depositary or its nominee, as the case may be, will be considered the sole
Holder of the Book-Entry Note or Notes represented by that permanent Global Security for all purposes under the Indenture and the Notes. For a further description of the respective forms, denominations, and transfer and exchange procedures for any that permanent Global Security and the Book-Entry Notes, refer to "Book-Entry Notes" below and to the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, Notes will be sold in individual issuances of Notes having a date of issue, interest rate or interest rate formula, if any, Stated Maturity, and other variable terms as shall be selected by the initial purchasers and agreed to by us. Notes denominated in U.S. dollars will be initially issued in denominations of $1,000 and integral multiples thereof, and Notes denominated in currencies other than U.S. dollars will be initially issued in denominations of the amount of the Specified Currency for the Note equivalent, at the 12:00 p.m. buying rate for cable transfers in The City of New York for the Specified Currency (the "Exchange Rate") on the first Market Day (as defined below) next preceding the date on which we accept the offer to purchase that Note, in $1,000 and integral multiples thereof (or the equivalent thereof in the Specified Currency for each Note). Interest rates offered by us with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

     Unless otherwise indicated in the applicable Pricing Supplement, each Note, except any Notes which pay face value only and are issued at a discount (a "Zero Coupon Note"), will bear interest at a fixed rate or a rate determined by reference to one or more of the Commercial Paper Rate, the Prime Rate, LIBOR, the Treasury Rate, the CD Rate, the CMT Rate, the Eleventh District Cost of Funds Rate or the Federal Funds Rate, as adjusted by the Spread and/or Spread Multiplier (each as defined below), if any, applicable to that Note. See

"Interest Rate." Zero Coupon Notes will be issued at a discount from the principal amount payable at maturity thereof, but holders of Zero Coupon Notes will not receive periodic payments of interest thereon.

     The Notes may be issued as Original Issue Discount Notes ("OID Notes"). An OID Note is a Note, including any Zero Coupon Note, that is issued at a price lower than the principal amount thereof and that may provide that upon redemption or acceleration of the maturity thereof an amount less than the principal amount thereof shall become due and payable. In the event of redemption or acceleration of the maturity of an OID Note, the amount payable to the Holder of the OID Note upon redemption or acceleration will be determined in accordance with the terms of the OID Note, but generally will be an amount less than the amount payable at the Stated Maturity of the OID Note. In addition, a
Note issued at a discount may, for U.S. federal income tax purposes, be considered an Original Issue Discount Security (as defined in the accompanying Prospectus), regardless of the amount payable upon redemption or acceleration of maturity of that Note. See "U.S. Taxation."

     The Notes will not be subject to any sinking fund and, unless we specify an initial date on which a Note may be redeemed by us (a "Redemption Commencement Date") in the applicable Pricing Supplement, the Notes will not be redeemable before their maturity. If we do specify a Redemption Commencement Date for any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of that Note)
("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, the Notes shall be redeemable at our option at any time on or after the specified Redemption Commencement Date at the specified Redemption Price applicable to the Redemption Period during which the Note is to be redeemed, together with interest accrued to the redemption date. If specified in the applicable Pricing Supplement, Holders may elect to have their Notes redeemed at one or more optional repayment dates. See "Repayment at the Option of the Holder" below.

     Certificated Notes may be presented for registration of transfer or exchange at the applicable Paying Agent Office in The City of New York. With respect to transfers of Book-Entry Notes and exchanges of permanent Global Securities representing Book-Entry Notes, see "Book-Entry Notes" below.

     For a description of the Indenture provisions relating to defeasance and covenant defeasance that will be applicable to the Notes, see "Discharge, Defeasance and Covenant Defeasance" below.

INTEREST  RATE

     Each Note, other than a Zero Coupon Note, will bear interest from and including its date of issue or from and including the most recent Interest Payment Date (as defined below) to which interest on that Note has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity as specified below under "Payment of Principal and Interest."

     Each  Note,  other  than  a Zero Coupon Note, will bear interest at either:

          (a)    a  fixed  rate  (a  "Fixed  Rate  Note");  or

          (b) a variable rate determined by reference to an interest rate formula (a "Floating Rate Note"), which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier (each term as defined below).

     A  Floating  Rate  Note  may  also  have  either  or  both:

          (a) a maximum, or ceiling, on the rate of interest that may accrue during any interest period (a "Maximum Rate"); and

          (b) a minimum, or floor, on the rate of interest that may accrue during any interest period (a "Minimum Rate").

     The "Spread" is the number of basis points specified in the applicable Pricing Supplement as applying to the Interest Rate Basis (as defined below) for the applicable Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as applying to the Interest Rate Basis for that Note.

     "Index Maturity" means, for a Floating Rate Note, the period to maturity of the interest or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, JPMorgan Chase Bank will be the calculation agent (the "Calculation Agent") for Floating Rate Notes.

     "Business Day," as used herein means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York; provided, however, that if the Specified Currency is other than United States dollars, such day must not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, such day must be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

     "Market  Day"  means:

          (a) for any Note, other than a LIBOR Note or a Foreign Currency Note, any Business Day in The City of New York;

          (b) for a LIBOR Note, any day on which dealings in deposits in the Index Currency (as defined below) are transacted in the London interbank market (a "London Banking Day") which is also a Business Day in The City of New York;

          (c) for a Foreign Currency Note, any Business Day in the Principal Financial Center (as defined below) of the country issuing the applicable Specified Currency which is also a Business Day in The City of New York; and

          (d) for a Note the payment in respect of which is to be made in Euros, any Business Day in The City of New York which is also not a day that appears as a Euro non-settlement day on the display designated as "ISDE" on the Reuters Monitor Money Rates Service (or a day so designated by the Euro Banking Association) or, if Euro non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in Euros cannot be settled in the international interbank market.

     The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on that Fixed Rate Note. The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis (the "Interest Rate Basis") for that Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be one or more of the following:

          (a)     the Commercial Paper Rate for "Commercial Paper Rate Notes;"

          (b)     the Prime Rate for "Prime Rate Notes;"

          (c)     LIBOR  for  "LIBOR  Notes;"

          (d)     the  Treasury  Rate  for  "Treasury  Rate  Notes;"

          (e)     the  CD  Rate  for  "CD  Rate  Notes;"

          (f)     the  Federal  Funds  Rate  for  "Federal  Funds  Rate  Notes;"

          (g)     the  CMT  Rate  for  "CMT  Rate  Notes;"

          (h) the Eleventh District Cost of Funds Rate for "Eleventh District Cost of Funds Rate Notes;" or

          (i) any other interest rate basis or formula as the Pricing Supplement sets forth.

     The applicable Pricing Supplement for a Floating Rate Note will specify the Interest Rate Basis and, if applicable, the Calculation Agent, the Index Maturity, the Spread and/or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Interest Determination Date, and the Interest Reset Dates for that Note.

     The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually, or otherwise (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest
Reset  Dates  will  be:

          (a)     for  Floating  Rate  Notes  which  reset  daily,  each  Market
     Day;

          (b) for Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week;

          (c) for Treasury Rate Notes that reset weekly, the Tuesday of each week;

          (d) for Floating Rate Notes (other than Eleventh District Cost of Funds Rate Notes) that reset monthly, the third Wednesday of each month;

          (e) for Eleventh District Cost of Funds Rate Notes that reset monthly, the first calendar day of the month;

          (f) for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December;

          (g) for Floating Rate Notes that reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement;

          (h) for Floating Rate Notes that reset annually, the third Wednesday of the month of each year as specified in the applicable Pricing Supplement; and

          (i) for Floating Rate Notes that reset at intervals other than those described above, the days specified in the applicable Pricing Supplement;

provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date for a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day for that Floating Rate Note, the Interest Reset Date for that Floating Rate Note shall be postponed to the next day that is a Market Day for that Floating Rate Note (except that for a LIBOR Note, if the applicable Market Day is in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding Market Day).

     The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Rate Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date") and for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") will be the Market Day preceding the Interest Reset Date. The Interest

Determination Date pertaining to an Interest Reset Date for a CD Rate Note (the "CD Rate Interest Determination Date") and for a CMT Rate Note (the "CMT Rate Interest Determination Date") will be the second Market Day preceding the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for an Eleventh District Cost of Funds Rate Note (the "Eleventh District Cost of Funds Rate Interest Determination Date") will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the FHLB Index (as hereinafter defined). The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding that Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Rate Interest Determination Date") will be the day of the week in which the Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, that Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

     All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from these calculations will be rounded to the nearest cent (with one-half cent being rounded upwards) and, in the case of a Specified Currency other than U.S. dollars, to the nearest unit (with one-half unit being rounded upward).

     In addition to any Maximum Rate that may apply to a Floating Rate Note under the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by U.S. law of general application. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis, with specific exceptions. The limit may not apply to Floating Rate Notes in which U.S. $2,500,000 or more has been invested.

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date for that Floating Rate Note. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error. Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to an Interest Determination Date will be the earlier of (1) the tenth calendar day after that Interest Determination Date or, if that day is not a Market Day, the next succeeding Market Day and (2) the Market Day immediately preceding the applicable Interest Payment Date or the date of maturity, as the case may be.

     Interest rates offered by us with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change by us from time to time, but no change will affect any Note previously issued or as to which an offer to purchase has been accepted by us.

COMMERCIAL  PAPER  RATE  NOTES

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates specified on the face of the Commercial Paper Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, for any Interest Reset Date, the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant Commercial Paper Rate Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release

H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper-Nonfinancial." If that rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate for that Interest Reset Date shall be the Money Market Yield of that rate on that Commercial Paper Rate Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York on the Internet, under the heading "Selected Daily Rates." If by 3:00 p.m., New York City time, on that Calculation Date that rate is not yet published either in H.15(519) or by the Federal Reserve Bank of New York, the Commercial Paper Rate for that Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that Commercial Paper Rate Interest Determination Date, of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the Agents) selected by the Calculation Agent for U.S. dollar commercial paper of the specified Index Maturity placed for a nonfinancial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if fewer than three dealers selected by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate for that Interest Reset Date will be the Commercial Paper Rate in effect on that Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

           Money  Market  Yield  =  360  x  D  x  100
                                   ------------------
                                      360  -  (DxM)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the number of days in the period for which accrued interest is being calculated.

PRIME  RATE  NOTES

     Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on their faces and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, for any Interest Reset Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." If that rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Prime Rate for that Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or any other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks) ("Reuters Screen USPRIME1 Page") as that bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on that Prime Rate Interest Determination Date as of 11:00 a.m., New York City time. If fewer than four of these rates appear on the Reuters Screen USPRIME1 Page on that Prime Rate Interest Determination Date by 3:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for that Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on that Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If the banks so selected by the Calculation Agent are not quoting as mentioned above, then the Prime Rate will be the Prime Rate in effect on the particular Interest Determination Date.

LIBOR  NOTES

     LIBOR Notes will bear interest at the rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any), specified in those LIBOR Notes and in any applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

          (1) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case that single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m. London time, on that LIBOR Interest Determination Date, if at least two of these offered rates appear (unless, as aforesaid, only a single rate is required) on the Designated LIBOR Page, or (b) if "LIBOR Moneyline Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m., London time, on that LIBOR Interest Determination Date. If fewer than two offered rates appear, or if no rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (2) below.

          (2) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as described in clause (1) above, the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in that Index Currency in that market at that time. If at least two of these quotations are so provided, then LIBOR on that LIBOR Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two of these quotations are provided, LIBOR determined on that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on that LIBOR Interest Determination Date by three major banks in that Principal Financial Center (which may include affiliates of the Agents) selected by the Calculation Agent, for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in that Index Currency in that market at that time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of that LIBOR Interest Determination Date will be LIBOR in effect on that LIBOR Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Moneyline Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified as the method for calculating LIBOR, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     "Principal Financial Center" will be the capital city of the country issuing the Specified Currency in respect of which payment on the Notes is to be made or, solely with respect to the calculation of LIBOR, of the specified Index Currency, except that with respect to U.S. dollars, Australian dollars, German marks, Dutch guilders, Italian lire, Swiss francs and Euros, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

TREASURY  RATE  NOTES

     Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if
any), and will be payable on the dates, specified on the face of the Treasury Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, for any Interest Reset Date,

          (a) the rate from the auction held on the Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"), or

          (b) if the rate referred to in clause (a) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," or

          (c) if the rate referred to in clause (b) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the U.S. Department of the Treasury, or

          (d) if the rate referred to in clause (c) is not so announced by the U.S. Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary market," or

          (e) if the rate referred to in clause (d) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

          (f) if the rate referred to in clause (e) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary U.S. government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement, or

          (g) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (f), the Treasury Rate in effect on the particular Interest Determination Date.

     "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                  Bond Equivalent Yield  =  DxN  x  100
                                           ------------
                                            360 - (DxM)

where "D" refers to the per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the number of days in the period for which accrued interest is being calculated.

CMT  RATE  NOTES

     CMT Rate Notes will bear interest at the interest rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the CMT Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Reset Date,

     (a) if CMT Moneyline Telerate Page 7051 is specified in the applicable Pricing Supplement:

            (1) the percentage equal to the yield for U.S. Treasury securities at "constant maturity" having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the caption "Treasury Constant Maturities," as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7051"), for the particular Interest Determination Date, or

            (2) if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 7051, the percentage equal to the yield for U.S. Treasury securities as "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities," or

            (3) if the rate referred to in clause (2) does not appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the U.S. Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

            (4) if the rate referred to in clause (3) is not published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary U.S. government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

            (5) if fewer than five but more than two of the prices referred to in clause (4) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

            (6) if fewer than three prices referred to in clause (5) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

            (7) if fewer than five but more than two prices referred to in clause (6) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

            (8) if fewer than three prices referred to in clause (6) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

     (b) if CMT Moneyline Telerate Page 7052 is specified in the applicable Pricing Supplement:

            (1) the percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for U.S. Treasury securities at "constant maturity" having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities," as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

            (2) if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for U.S. Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

            (3) if the rate referred to in clause (2) does not appear in H.15(519), the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for U.S. Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

            (4) if the rate referred to in clause (3) is not published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

            (5) if fewer than five but more than two of the prices referred to in clause (4) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

            (6) if fewer than three prices referred to in clause (5) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

            (7) if fewer than five but more than two prices referred to in clause (6) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

            (8) if fewer than three prices referred to in clause (6) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

     If two U.S. Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable Pricing Supplement have remaining terms to maturity equally close to the Index Maturity specified in the applicable CMT Rate Note and the applicable Pricing Supplement, the quotes for the U.S. Treasury security with the shorter original remaining term to maturity will be used.

CD  RATE  NOTES

     CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the CD Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, for any Interest Reset Date, the rate for the relevant CD Rate Interest Determination Date in negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)." If that rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the CD Rate for that Interest Reset Date shall be the rate on that CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published by the Federal Reserve Bank of New York on the Internet, under the heading "Selected Daily Rates." If by 3:00 p.m., New York City time, on the applicable Calculation Date that rate is not published either in H.15(519) or by the Federal Reserve Bank of New York, the CD Rate for that Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on that CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major U.S. money market banks with a remaining maturity closest to the specified Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as provided above by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate for that Interest Reset Date will be the CD Rate in effect on that CD Rate Interest Determination Date.

FEDERAL  FUNDS  RATE  NOTES

     Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Federal Funds Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, for any Interest Reset Date,

     (a) the rate on the particular Interest Determination Date for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" and displayed on Moneyline Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"), or

     (b) if the rate referred to in clause (a) does not appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)," or

     (c) if the rate referred to in clause (b) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date, or

     (d) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (c), the Federal Funds Rate in effect on the particular Interest Determination Date.

ELEVENTH  DISTRICT  COST  OF  FUNDS  RATE  NOTES

     Eleventh District Cost of Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Eleventh District Cost of Funds Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, for any Interest Reset Date, the rate on the relevant Eleventh District Cost of Funds Rate Interest Determination Date, which is equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Moneyline Telerate Page 7058 as of 11:00 a.m., San Francisco time, on that Eleventh District Cost of Funds Rate Interest Determination Date. If that rate does not appear on Moneyline Telerate Page 7058 on that Eleventh
District  Cost  of  Funds  Rate  Interest  Determination Date, then the Eleventh
District Cost of Funds Rate on that Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "FHLB Index") by the FHLB of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the FHLB Index on or prior to that Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding that Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of that Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on that Eleventh District Cost of Funds Rate Interest Determination Date.

INVERSE  FLOATING  RATE  NOTES

     Any Floating Rate Note may be designated in the applicable Pricing Supplement as an "Inverse Floating Rate Note," in which event the interest rate on that Floating Rate Note will be equal to (1) in the case of each period commencing on the date of issue to but excluding the first Interest Reset Date, the Initial Interest Rate specified in the applicable Pricing Supplement and (2) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the applicable Pricing Supplement, minus the interest rate determined by the reference to the Interest Rate Basis specified in the applicable Pricing Supplement; provided, however, that unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero.

FLOATING  RATE/FIXED  RATE  NOTES

     The applicable Pricing Supplement may provide that a Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, in which event the interest rate on that Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed
Rate Note thereunder for each respective period, all as specified in the applicable Pricing Supplement.

INDEXED  NOTES

     Some Notes ("Indexed Notes") may be issued with the principal amount payable at maturity, and/or the amount of interest payable on an Interest Payment Date, to be determined by reference to one or more currencies (including baskets of currencies), one or more commodities (including baskets of commodities), one or more securities (including baskets of securities) and/or any other index (each, an "Index") as set forth in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount (but not less than zero) of those Notes depending upon the value at maturity of the applicable Index. With respect to any Indexed Note, information as to the methods for determining the principal amount payable at maturity and/or the amount of interest payable on an Interest Payment Date, as the case may be, as to any one or more currencies (including baskets of currencies), commodities (including baskets of commodities), securities (including baskets of securities) or other indices to which principal or interest is indexed, as to any additional foreign exchange or other risks or as to any additional tax considerations may be set forth in the applicable Pricing Supplement. See "Investment Considerations Relating to Indexed Notes."

PAYMENT  OF  PRINCIPAL  AND  INTEREST

     Payments of principal of (and premium, if any) and interest on all Book-Entry Notes will be made in accordance with the procedures of the Depositary and its Participants in effect from time to time as described under "Book-Entry Notes" below. Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Certificated Notes will be made in the applicable Specified Currency; provided, however, that payments of principal (and premium, if any) and interest on Foreign Currency Notes will nevertheless be made in U.S. dollars:

          (a) with respect to any Certificated Notes, at the option of the Holders of those Notes under the procedures described in the two following paragraphs; and

          (b) with respect to any Notes, at our option in the case of imposition of exchange controls or other circumstances beyond our control as described in the last paragraph under this heading.

     Unless otherwise specified in the applicable Pricing Supplement, and except as provided in the next paragraph, payments of principal of (and premium, if any) and interest on any Certificated Foreign Currency Note will be made in U.S. dollars if the registered Holder of that Note on the relevant Regular Record Date, or at maturity, as the case may be, has transmitted a written request for payment in U.S. dollars to the Paying Agent at the Paying Agent Office in The City of New York on or before the applicable Regular Record Date, or the date 15 days before maturity, as the case may be. This request may be in writing (mailed or hand delivered) or sent by cable, telex, or other form of facsimile transmission. Any request made for any Certificated Foreign Currency Note by a registered Holder will remain in effect for any further payments of principal of (and premium, if any) and interest on that Note payable to that Holder, unless that request is revoked on or before the relevant Regular Record Date or the date 15 days before maturity, as the case may be. Holders of Certificated Foreign Currency Notes that are registered in the name of a broker or nominee should contact that broker or nominee to determine whether and how to elect to receive payments in U.S. dollars.

     Unless otherwise specified in the applicable Pricing Supplement, the U.S. dollar amount to be received by a Holder of a Foreign Currency Note (including a Book-Entry Note) who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) as of 11:00 a.m., New York City time, on the second Market Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on the applicable payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available on the second Market Day preceding the date of payment of principal (and premium, if any) or interest for any Note, the payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any of these Notes will be borne by the Holder thereof by deductions from the payment. The Exchange Rate Agent (the "Exchange Rate Agent") with respect to any Foreign Currency Notes will be specified in the applicable Pricing Supplement.

     Interest will be payable to the person in whose name a Note is registered (which for a permanent Global Security representing Book-Entry Notes will be the Depositary or a nominee of the Depositary) at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable (which for permanent Global Securities representing Book-Entry Notes, will be the Depositary or a nominee of the Depositary). The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the second Interest Payment Date next succeeding its date of issue to the Holder of that Note on the Regular Record Date relating to that second Interest Payment Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" for any Floating Rate Note shall be the date 15 calendar days before each Interest Payment Date, whether or not that date is a Market Day, and the "Regular Record Date" for any Fixed Rate Note shall be the March 1 and September 1 next preceding the March 15 and September 15 Interest Payment Dates.

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable:

          (a) for Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement);

          (b) for Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year;

          (c) for Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement;


          (d) for Floating Rate Notes that reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement; and

          (e) for Floating Rate Notes that reset at intervals other than those described above, on the days specified in the applicable Pricing Supplement,

(each an "Interest Payment Date") and, in each case, at maturity. Payments of interest on any Fixed Rate Note or Floating Rate Note for any Interest Payment Date will include interest accrued to but excluding the applicable Interest Payment Date or date of maturity as the case may be.

     For a Floating Rate Note, accrued interest from (and including) the date of issue or from (and including) the last date to which interest has been paid is calculated by multiplying the principal amount of that Floating Rate Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from (and including) the date of issue, or from (and including) the last date to which interest has been paid to (but excluding) the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each day is computed by dividing the interest rate (expressed as a decimal) applicable to that date by 360 for Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes, Eleventh District Cost of Funds Rate Notes or Federal Funds Rate Notes, or by the actual number of days in the year for Treasury Rate Notes or CMT Rate Notes. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     Except as provided in the next sentence, a payment on any Note due on any day that is not a Market Day need not be made on that day, but may be made on the next succeeding Market Day with the same force and effect as if made on the due date, and no interest on that payment shall accrue for the period from and after that date. If an Interest Payment Date (other than at maturity) for any Floating Rate Note would otherwise fall on a day that is not a Market Day for that Note, that Interest Payment Date will be postponed to the next succeeding Market Day (or, for a LIBOR Note, if that day falls in the next calendar month, the next preceding Market Day).

     Payment of the principal of (and premium, if any) and any interest due on any Certificated Note at maturity to be made in U.S. dollars will be made in immediately available funds upon surrender of that Note at the Paying Agent Office in The City of New York, provided that Certificated Note is presented to the Paying Agent in time for the Paying Agent to make payments in those funds in accordance with its normal procedures. Payments of interest on any Certificated Note to be made in U.S. dollars other than at maturity will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or, if that Holder owns Notes aggregating at least $10 million in principal amount, by wire transfer to the account as may have been appropriately designated by that Person.

     Unless otherwise specified in the applicable Pricing Supplement, payments of interest and principal (and premium, if any) with respect to any Certificated Foreign Currency Note will be made by wire transfer of immediately available funds to an account with a bank located in the country issuing the Specified Currency (or, with respect to Certificated Notes denominated in or, in the case of dual currency Notes, payable in Euros, must be made by wire transfer (not check to an Euro Denominated account (or any other account to which Euros may be credited or transferred) specified by the payer) or other jurisdiction acceptable to us and the Paying Agent as shall have been designated at least five Business Days prior to the Interest Payment Date or Stated Maturity, as the case may be, by the registered Holder of that Note on the relevant Regular Record Date or maturity, provided that, in the case of payment of principal (and premium, if any) and any interest due at maturity, the Note is presented to the Paying Agent in time for the Paying Agent to make payments in those funds in accordance with its normal procedures. This designation shall be made by filing the appropriate information with the Paying Agent at the Paying Agent Office in The City of New York, and, unless revoked, any designation made with respect to any Certificated Foreign Currency Note by a registered Holder will remain in effect with respect to any further payments with respect to that Note payable to that Holder. If a payment with respect to any Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which that wire transfer can be made and, upon the Paying Agent's receipt of a designation, that payment will be made within five Business Days of receipt. We will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Certificated Notes in respect of which payments are made.

     If the principal of (and premium, if any) or interest on any Note is payable in other than U.S. dollars and that Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the Holder of that Note by making payment (including any payment at maturity) in U.S. dollars on the basis of the most recently available Exchange Rate. If the principal of (and premium, if any) and interest on any Note is payable in Euros, and the Euro is not available due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the Holder of that Note by making payment (including any payment at maturity) as described under "Investment Considerations Relating to Foreign Currency Notes - Notes Denominated in Euros." Any payment made under these circumstances in that manner will not constitute an Event of Default under any Note or the Indenture.


REDEMPTION  AT  OUR  OPTION

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at our option prior to Stated Maturity only if a Redemption Commencement Date is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at our option on any date on and after the applicable Redemption Commencement Date in whole or from time to time in part in increments of $1,000 (or the minimum denomination specified in the applicable Pricing Supplement), provided that any remaining principal amount of those Notes will be an authorized denomination of those Notes, at the applicable Redemption Price (as defined below) on notice given not more than 60 nor less than 30 days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price," with respect to a Note, means an amount equal to the sum of (1) 100% of the unpaid principal amount thereof or the portion thereof to be redeemed (or, if the applicable Note is an OID Note, the Amortized Face Amount (as defined below) determined as of the date of redemption as provided below), (2) the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable, also as specified in the Pricing Supplement) multiplied by the unpaid principal amount or the portion to be redeemed (or, if the applicable Note is an OID Note, the Issue Price (as determined under Treasury Regulation Section 1.1273-2(a)(1)) specified in the applicable Pricing Supplement (the "Issue Price"), net of any portion of the applicable Issue Price which has been paid prior to the date of redemption, or the portion of the applicable Issue Price (or that net amount) proportionate to the portion of the unpaid principal amount to be redeemed) plus (3) accrued interest to the date of redemption (or, if the applicable Note is an OID Note, any accrued interest to the date of redemption the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation Section 1.1273-1(c) under the Code (as defined below)). The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Redemption Commencement Date by an amount equal to the applicable Annual Redemption
Percentage Reduction, if any, until it equals zero. "Amortized Face Amount," with respect to an OID Note, means an amount equal to the sum of (a) the Issue Price plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of that Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of that Note to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of that Note which has been paid from the date of issue to the date of determination.

REPAYMENT  AT  THE  OPTION  OF  THE  HOLDER

     If so specified in the applicable Pricing Supplement, the Notes will be repayable by us in whole or from time to time in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in that Pricing Supplement. If no Optional Repayment Date is specified with respect to a Note, that Note will not be repayable at the option of the Holder thereof prior to Stated Maturity. Any repayment in part will be in increments of $1,000 (or the minimum denomination specified in the applicable Pricing Supplement) provided that any remaining principal amount of the applicable Note will be an authorized denomination of the applicable Note. Unless otherwise specified in the applicable Pricing Supplement, the repayment price for any Note to be repaid means an amount equal to the sum of (1) 100% of the unpaid principal amount thereof or the portion thereof (or, if the applicable Note is an OID Note, the Amortized Face Amount determined as of the date of repayment) plus (2) accrued interest to the date of repayment (or, if the applicable Note is an OID Note, any accrued interest to the date of repayment the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation Section 1.1273-1(c) under the Code). Information with respect to the repayment price for Indexed Notes shall be set forth in the applicable Pricing Supplement. For any Note to be repaid, that Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the applicable Trustee at its Corporate Trust Office (or any other address of which we shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the date of repayment. Exercise of the repayment option by the Holder will be irrevocable.

     While the Book-Entry Notes are represented by the Global Securities held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the Depositary, acting on behalf of each applicable Participant, who is in turn acting on behalf of the beneficial owners of the Global Security or Securities representing Book-Entry Notes, by delivering a written notice substantially similar to the above-mentioned form to the Trustee at its Corporate Trust Office (or any other address of which we shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the date of repayment. Any written notice must be received by the Trustee by 5:00 p.m., New York City time, on the last day for giving notice. In order to ensure that notice is received by the Trustee on a particular day, the beneficial owner of the Global Security or Securities representing the Book-Entry Notes must so direct the applicable Participant before the Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of the Global Security or Securities representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for the Participants. All instructions given to the Participants from beneficial owners relating to the option to elect repayment shall be irrevocable. In addition, at the time these instructions are given, the beneficial owners shall cause the applicable Participant to transfer the beneficial owner's interest in the Global Security or Securities representing Book-Entry Notes, on the Depositary's records, to the applicable Trustee. See "Book-Entry Notes."

     If applicable, we will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any repayment.

     We may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by us may be held or resold or, at our discretion, may be surrendered to the Trustee for cancellation.

MERGER,  CONSOLIDATION  OR  SALE

     We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation or trust or entity provided that: (1) either we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of those assets shall expressly assume payment of the principal of (and premium, if any) and interest, if any, on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;
(2) immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result thereof as having been incurred by us or that Subsidiary at the time of the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (3) an officers' certificate and legal opinion covering those conditions shall be delivered to the Trustee
(Sections  801  and  803  of  the  Indenture).

COVENANTS

     Limitations on Incurrence of Debt. We will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of that Debt and the application of the proceeds thereof, the aggregate principal amount of all our outstanding Debt and that of any Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if that filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of the additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any Subsidiary since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Debt (Section 1004 of the Indenture).

     In addition to the foregoing limitation on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or that of any Subsidiary if, immediately after giving effect to the incurrence of that Debt and the application of the proceeds thereof, the aggregate principal amount of all our outstanding Debt and that of the Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property and that of any Subsidiary is greater than 40% of our Total Assets (Section 1004 of the Indenture).

     In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) that Debt and any other Debt incurred by us and the Subsidiaries since the first day of that four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of that period; (2) the repayment or retirement of any other Debt by us and the Subsidiaries since the first day of that four-quarter period had been incurred, repaid or retired at the beginning of that period (except that, in making the computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of that Debt during that period); (3) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of that four-quarter period, the related acquisition had occurred as of the first day of that period with the appropriate adjustments with respect to that acquisition being included in the applicable pro forma calculation; and (4) in the case of any acquisition or disposition by us or the Subsidiaries of any asset or group of assets since the first day of the applicable four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, that acquisition or disposition or any related repayment of Debt had occurred as of the first day of that period with the appropriate adjustments with respect to that acquisition or disposition being included in the pro forma calculation (Section 1004 of the Indenture).

     Existence. Except as permitted under "Merger, Consolidation or Sale," we will do or cause to be done all things necessary to preserve and keep in full force and effect our legal existence, rights (charter and statutory) and franchises; provided, however we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business (Section 1005 of the Indenture).

     Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (Section 1006 of the Indenture).

     Insurance. We will keep, and will cause each of the Subsidiaries to keep, all of our insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility and, if those insurers have publicly rated debt, the rating for that debt must be at least investment grade with a nationally recognized rating agency (Section 1007 of the Indenture).

     Payment of Taxes and Other Claims. We will pay or discharge, or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or that of any Subsidiary and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or that of any Subsidiary; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith (Section 1008 of the Indenture).

     Provision  of  Financial  Information.  Whether  or  not  we are subject to
Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Securities and Exchange Commission if we were so subject, (1) transmit by mail to all Note Holders, as their names and addresses appear in the security register, without cost to those Note Holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections, (2) file with the Trustee copies of annual reports, quarterly reports and other documents that we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections and (3) promptly, upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Note Holder (Section 1009 of the Indenture).

     Maintenance of Value of Unencumbered Assets to Unsecured Debt. We will at all times maintain an Unencumbered Total Asset Value (as defined below) in an amount of not less than 100% of the aggregate principal amount of all our outstanding Debt and that of the Subsidiaries that is unsecured (Section 1013 of the Indenture).

     Limited Covenants in the Event of a Highly Leveraged Transaction. Other than our covenants included in the Indenture as described above, there are no covenants in the Indenture that will afford the Note Holders protection in the event of a highly leveraged transaction or similar transaction involving us. Restrictions on ownership and transfers of our common shares and preferred shares are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control.

     As  used  herein,

     "Acquired Debt" means Debt of a person (1) existing at the time that person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from that person, in each case, other than Debt incurred in connection with, or in contemplation of, that person becoming a Subsidiary or that acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.

     "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, our Debt and that of the Subsidiaries and the amount of dividends which are payable in respect of any Disqualified Stock (as defined below).

     "Capital Shares" means, with respect to any person, any capital shares (including preferred shares), interests, participations or other ownership interests (however designated) of that person and any rights (other than debt securities convertible into or exchangeable for capital shares), warrants or options to purchase any thereof.

     "Consolidated Income Available for Debt Service" for any period means our Funds from Operations (as defined below) and those of the Subsidiaries plus amounts which have been deducted for interest on Debt and that of the Subsidiaries.

     "Debt" of ours or any Subsidiary means any of our indebtedness, and that of any Subsidiary, other than contingent liabilities (except to the extent set forth in (3) below), in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any Subsidiary, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (4) the principal amount of all our obligations and those of any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (5) any lease of property by us or any Subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (1) through (3) above, that any of those items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, but does not include any of our obligations or those of any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, Debt of another person (other than us or any Subsidiary) unless and until we or our Subsidiary shall become directly liable in respect thereof.

     "Disqualified Stock" means, with respect to any person, any Capital Shares of that person which by the terms of those Capital Shares (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (2) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Debt Securities.

     "Funds from Operations" for any period means net income plus depreciation and amortization of real estate assets and extraordinary charges, excluding gains and losses on sales of properties and securities.

     "Subsidiary"  means  one  of  our  subsidiaries.

     "Total Assets" as of any date means the sum of (1) our Undepreciated Real Estate Assets and (2) all other assets of ours determined in accordance with generally accepted accounting principles (but excluding goodwill and unamortized debt costs).

     "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of our real estate assets and those of the Subsidiaries on the applicable date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Unencumbered Total Asset Value" as of any date shall mean the sum of our Total Assets which are unencumbered by any mortgage, lien, charge, pledge, or security interest.

EVENTS  OF  DEFAULT,  NOTICE  AND  WAIVER

     The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (1) default for 30 days in the payment of any installment of interest on any Debt Security of that series; (2) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series at its Maturity; (3) default in making any sinking fund payment as required for any Debt Security of that series; (4) default in the performance or breach of any other covenant or warranty of ours contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than that series), continued for 60 days after written notice as provided in the Indenture; (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased or property mortgaged) in an aggregate principal amount in excess of $10,000,000 or under any mortgage indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including those leases but not including indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $10,000,000 by us, whether that indebtedness now exists or shall hereafter be created, which default shall have resulted in that indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or those obligations being accelerated, without that acceleration having been rescinded or annulled; (6) events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any Significant Subsidiary (defined below) or either of our properties; and (7) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501 of the Indenture). The term "Significant Subsidiary" means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act).

     If an Event of Default under the Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt
Securities of that series are OID Notes or Indexed Notes, that portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to us (and to the Trustee if given by the Holders). However, at any time after a declaration of acceleration with respect to Debt Securities of that series (or of all Debt Securities then outstanding under the Indenture, as the case may be) has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of outstanding Debt Securities of the applicable series (or of all Debt Securities then outstanding under the Indenture, as the case may be) may rescind and annul any declaration and its consequences if (1) we shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of the applicable series (or of all Debt Securities then outstanding under the Indenture, as the case may be), plus fees, expenses, disbursements and advances of the Trustee and
(2) all Events of Default, other than the non-payment of accelerated principal (or a specified portion thereof), with respect to Debt Securities of that series (or of all Debt Securities then outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 502 of the Indenture). The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the Indenture, as the case may be) may waive any past default with respect to the applicable series and its consequences, except a default (a) in the payment of the principal of (or premium if any) or interest, if any, on any Debt Security of that series or (b) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holders of each outstanding Debt Security affected thereby (Section 513 of the Indenture).

     The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture unless that default shall have been cured or waived; provided, however, that that Trustee may withhold notice to the Holders of any Series of Debt Securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of that series or in the payment of any sinking fund installment in respect of any Debt Security of that series) if the Responsible Officers of the Trustee consider that withholding to be in the interest of those Holders (Section 601 of the Indenture).

     The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the outstanding Debt Securities of that series, as well as an offer of indemnity reasonably satisfactory to it (Section 507 of the Indenture). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest, if any, on those Debt Securities at the respective due dates thereof (Section 508 of the Indenture).

     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under an obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless those Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section 602 of the Indenture). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of each series not joining therein (Section 512 of the Indenture).

     Within 120 days after the close of each fiscal year, we must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and statue thereof (Section
1010  of  the  Indenture).

MODIFICATION  OF  THE  INDENTURE

     Modification and amendment of the Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all outstanding Debt Securities issued under the Indenture which are affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the Holder of each Debt Security affected thereby,
(1) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any that Debt Security, (2) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that Debt Security, or reduce the amount of principal of an OID Note that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of that Debt Security, (3) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest, if any, on that Debt Security, (4) impair the right to institute suit for the enforcement of any payment on or with respect to that Debt Security, (5) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with specific provisions thereof or specific defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (6) modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect that action or to provide that other provisions may not be modified or waived without the consent of the Holder of that Debt Security (Section 902 of the Indenture).

     The Holders of not less than a majority in principal amount of outstanding Debt Securities issued under the Indenture have the right to waive compliance by us with specific covenants in the Indenture (Section 1012 of the Indenture).

     Modifications and amendments of the Indenture may be made by us and the Trustee thereunder without the consent of any Holder of Debt Securities for any of the following purposes: (1) to evidence the succession of another person to us as obligor under the Indenture; (2) to add to the covenants for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon us in the Indenture; (3) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (4) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize specific terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (5) to change or eliminate any provisions of the Indenture, provided that change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of that provision; (6) to secure the Debt Securities; (7) to establish the form or terms of Debt
Securities of any series, including the provisions and procedures, if applicable, for the conversion of those Debt Securities into our common shares or preferred shares; (8) to provide for the acceptance or appointment of a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (9) to cure any ambiguity, defect or inconsistency in the Indenture, provided that action shall not adversely affect the interests of Holders of Debt Securities of any series issued under the Indenture; or (10) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the Debt Securities, provided that action shall not adversely affect the interests of the Holders of the Debt Securities of any series (Section 901 of the Indenture).

DISCHARGE,  DEFEASANCE  AND  COVENANT  DEFEASANCE

     Under the Indenture, we may discharge specific obligations to Holders of any series of Debt Securities issued thereunder that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those Debt Securities are payable in an amount sufficient to pay the entire indebtedness on those Debt Securities in respect of principal (and premium, if any) and interest to the date of deposit (if those Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401 of the Indenture).

     The Indenture provides that, if the provisions of Article Fourteen thereof are made applicable to the Debt Securities of or within any series pursuant to
Section 301 of the Indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to those Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of specific events of tax, assessment or governmental charge with respect to payments on those Debt Securities and the obligations to register the transfer or exchange of those Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of those Debt Securities and to hold moneys for payment in trust ("defeasance") (Section 1402 of the Indenture) or (2) to be released from our obligations with respect to those Debt Securities under Section 1004 to 1009, inclusive, and Section 1013 of the Indenture (being the restrictions described under "Covenants") or, if provided pursuant to Section 301 of the Indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an Event of Default with respect to those Debt Securities ("covenant defeasance") (Section 1403 of the Indenture), in either case upon the irrevocable deposit by us with the Trustee, in trust, of an amount, in those currency or currencies, currency unit or units or composite currency or currencies in which those Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both applicable to those Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404 of the Indenture).

     A trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of those Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance or covenant defeasance had not occurred, and that Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture (Section 1404 of the Indenture).

     "Government Obligations" means securities which are (1) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the Debt Securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or that other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specified payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required bylaw) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt (Section 101 of the Indenture).

     If after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(1) the Holder of a Debt Security of that series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of that Debt Security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that Debt Security, or (2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by that Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that Debt Security into the currency, currency unit or composite currency in which that Debt Security becomes payable as a result of the election or the cessation of usage based on the applicable market exchange rate (Section 1405 of the Indenture). "Conversion Event" means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (c) any currency unit or composite currency other than the Euro for the purposes of which it was established. All payments of principal of (and premium, if any) and interest, if any, on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars (Section 101 of the Indenture).

     In the event that we effect covenant defeasance with respect to any Debt Securities and those Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (4) under "Events of Default, Notice and Waiver" with respect to Sections 1004 through 1009, inclusive, and Section 1013 of the Indenture (which Sections would no longer be applicable to those Debt Securities) or described in clause
(7) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on those Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on those Debt Securities at the time of the acceleration resulting from that Event of Default. However, we will remain liable to make payment of the amounts due at the time of acceleration.

BOOK-ENTRY  NOTES

     The following provisions assume that we have established a depository arrangement with The Depository Trust Company with respect to the Book-Entry Notes. Any additional or differing terms of the depository arrangements with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

     Upon issuance, all Book-Entry Notes up to $500,000,000 aggregate principal amount bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issue, currency of denomination and payment, redemption provisions (if any), repayment provisions (if any), Stated Maturity and other variable terms will be represented by a single Global Security and another certificate or certificates for the remaining principal amount. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any nominee to a successor of the Depositary or a nominee of that successor.

     So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the applicable Indenture. Except as otherwise provided in this section, the beneficial owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if that person is not a Participant, on the procedures of the Participant through which that person owns its interest in order to exercise any rights of a Holder under the Indenture. The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

     Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like amount, only if (1) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the Global Securities, (2) the Depositary ceases to be a clearing agency registered under the Exchange Act, (3) we in our sole discretion determine that the Global Securities shall be exchangeable for Certificated Notes, or (4) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Notes. Upon any exchange, Certificated Notes shall be registered in the names of the beneficial owners of the Global Security or Securities representing Book-Entry Notes as provided by the Depositary's relevant Participants (as identified by the Depositary).

     With respect to any Book-Entry Foreign Currency Note, the Depositary currently has elected to have payments of principal (and premium, if any) and Interest on that Note made in U.S. dollars unless notified by any of its Participants through which an interest in that Note is held that it elects to receive payment of principal (or premium, if any) or interest in the Specified Currency. Unless otherwise specified in the applicable Pricing Supplement, a Beneficial Owner of Book-Entry Foreign Currency Notes electing to receive payments of principal or any premium or interest in a currency other than U.S. dollars must notify the Participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of Interest, and on or prior to the sixteenth day prior to maturity, in the case of principal or premium, of the Beneficial Owner's election to receive all or a portion of the payment in the Specified Currency. The Participant must notify the Depositary of its election on or prior to the third Business Day after that Record Date or after that sixteenth day. The Depositary will notify the Paying Agent of the election on or prior to the fifth Business Day after that Record Date or after that sixteenth day. If complete instructions are received by the Participant and forwarded by the Participant to the Depositary and by the Depositary to the Paying Agent, on or prior to those dates, the Beneficial Owner will receive payments in the Specified Currency.

     The  following  is  based  on  information  furnished  by  the  Depositary:

     The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of the issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one Global Security will be issued with respect to each $500,000,000 of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of the issue.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. The Depositary is owned by a number of its direct participants ("Direct
Participants") and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for those Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for those Book-Entry Notes is discontinued.

     To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts those Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any regulatory requirements as may be in effect from time to time.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in that issue to be redeemed.

     Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an omnibus proxy (the "Omnibus Proxy") to us as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

     Principal, premium, if any, and interest payments on the Global Securities representing the Book-Entry Notes will be made to the Depositary. The
Depositary's practice is to credit Direct Participant's accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on that date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Participant and not of the Depositary, the applicable Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to the Depositary is our responsibility or the Trustee, disbursement of payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by us, through its Participant, to the Trustee, and shall effect delivery of those Book-Entry Notes by causing the Direct

Participant to transfer the Participant's interest in the Global Security or Securities representing Book-Entry Notes, on the Depositary's records, to the Trustee. The requirements for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing those Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

     The Depositary may discontinue providing its services as securities depositary with respect to the Book-Entry Notes at any time by giving reasonable notice to us or the Trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, Notes in certificated form are required to be printed and delivered.

     We may decide to discontinue use of a system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Notes in certificated form will be printed and delivered.

     The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that we believe are reliable, but we take no responsibility for the accuracy thereof.

               INVESTMENT CONSIDERATIONS RELATING TO INDEXED NOTES

     In addition to potential foreign currency risks as described below under "Investment Considerations Relating to Foreign Currency Notes," an investment in Indexed Notes presents significant risks not associated with other types of securities. Risks associated with a particular Indexed Note may be set forth more fully in the applicable Pricing Supplement. Indexed Notes may present a high level of risk, and investors in Indexed Notes may lose their entire investment.

     The treatment of Indexed Notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular Indexed Note. Accordingly, investors in Indexed Notes should, in general, be capable of independently evaluating the federal income tax consequences applicable in their particular circumstances of purchasing an Indexed Note.

LOSS  OF  PRINCIPAL  OR  INTEREST

     The principal amount of an Indexed Note payable at maturity and/or the amount of interest payable on an Interest Payment Date will be determined by reference to one or more currencies (including baskets of currencies), one or more commodities (including baskets of commodities), one or more securities (including baskets of securities) and/or any other index (each an "Index"). The direction and magnitude of the change in the value of the relevant Index will determine either or both the principal amount of an Indexed Note payable at maturity or the amount of interest payable on an Interest Payment Date. The terms of a particular Indexed Note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Accordingly, the holder of an Indexed Note may lose all or a portion of the principal invested in an Indexed Note and may receive no interest thereon.

VOLATILITY

     Various Indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, an Indexed Note based on a volatile Index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an Indexed Note is generally calculated based on the value of the relevant Index on a specified date or over a limited period of time, volatility in the Index increases the risk that the return on the Indexed Notes may be adversely affected by a fluctuation in the level of the relevant Index.

     The volatility of an Index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets, any of which could adversely affect the value of an Indexed Note.

AVAILABILITY  AND  COMPOSITION  OF  INDICES

     Various Indices reference several different currencies, commodities, securities or other financial instruments. The compiler of this type of Index typically reserves the right to alter the composition of the Index and the manner in which the value of the Index is calculated. This alteration may result in a decrease in the value of or return on an Indexed Note which is linked to that Index.

     An Index may become unavailable due to, among other things, war, natural disasters, cessation of publication of the Index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying that Index. If an Index becomes unavailable, the determination of principal of or interest on an Indexed Note may be delayed or an alternative method may be used to determine the value of the unavailable Index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant Index. However, it is unlikely that these alternative methods of valuation will produce values identical to those which would be produced were the relevant Index to be used. An alternative method of valuation may result in a decrease in the value of or return on an Indexed Note.

     Indexed Notes can also be linked to Indices that are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which those Notes are subject. In addition, there may be less trading in these Indices or instruments underlying these Indices, which could increase the volatility of these Indices and decrease the value of or return on Indexed Notes relating thereto.


                      INVESTMENT CONSIDERATIONS RELATING TO
                             FOREIGN CURRENCY NOTES

GENERAL

     Unless otherwise specified in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the Specified Currency in which the particular Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are U.S. residents and, with respect to Foreign Currency Notes, is by necessity incomplete. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and premium, if any, and interest on the Notes. These persons should consult their own financial and legal advisors with regard to these matters.

     THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES THAT RESULT FROM THOSE NOTES BEING DENOMINATED OR PAYABLE IN A SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, EITHER AS THOSE RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS THOSE RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY NOTES. FOREIGN CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

EXCHANGE  RATES  AND  EXCHANGE  CONTROLS

     An investment in Foreign Currency Notes entails significant risks that are not associated with a similar investment in a debt security denominated and payable in U.S. dollars. These risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S.
dollar and the applicable Specified Currency and the possibility of the imposition or modification of exchange controls by either the United States or foreign governments. These risks generally depend on events over which we have no control, including economic, financial and political events and the supply and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and foreign currencies have been highly volatile and this volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note. Depreciation of the Specified Currency applicable to a Foreign Currency Note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of that Note, in the U.S. dollar-equivalent value of the principal and premium, if any, payable at maturity of that Note, and, generally, in the U.S. dollar-equivalent market value of that Note.

     Governments or monetary authorities have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to the date on which any payment of principal of and premium, if any, or interest on a Foreign Currency Note is due, which could affect exchange rates as well as the availability of the Specified Currency on that date. Even if there are no exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Note would not be available on the applicable payment date due to other circumstances beyond our control. In that event, we will make the required payment in respect of that Foreign Currency Note in U.S. dollars on the basis of the most recently available Exchange Rate. See "Description of Notes - Payment of Principal and Interest."

     Unless otherwise indicated in the applicable Pricing Supplement, payments on Notes made in a Specified Currency other than U.S. dollars may be made, at our option, from an account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in Euros, from a Euro account). See "Description of Notes - Payment of Principal and Interest."

     If Notes are denominated in a foreign or composite currency which is expected to be replaced by Euro, the Pricing Supplement may allow for the redenomination of the Notes from the original currency to the Euro.

GOVERNING  LAW;  JUDGMENTS

     The Notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on Foreign Currency Notes were commenced in a court of the United States, it is likely that court would grant judgment relating to those Notes only in U.S. dollars. It is not clear, however, whether, in granting that judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under current New York law, a state court in the State of New York rendering a judgment on a Foreign Currency Note would be required to render that judgment in the Specified Currency in which that Foreign Currency Note is denominated, and that judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, Holders of Foreign Currency Notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time that amount is converted from U.S. dollars into the applicable Specified Currency.

EXCHANGE  RATE  AGENT

     All determinations made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or in the applicable Pricing Supplement that any determination is subject to approval by us) and, in the absence of manifest error, shall be conclusive for all purposes and binding on Holders of the Notes and us, and the Exchange Rate Agent shall have no liability therefor.

                                  U.S. TAXATION

RECENT LEGISLATION REDUCES THE MAXIMUM TAX RATE ON CERTAIN CORPORATE DIVIDENDS

     On May 28, 2003, President Bush signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, which reduces the maximum tax rate on both dividends and long-term capital gains for most non-corporate taxpayers to 15%

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until  2008. This reduced, maximum tax rate generally does not apply to ordinary
REIT dividends, which continue to be subject to tax at the higher tax rates applicable to ordinary income (a maximum rate of 35% under the new legislation). The new 15% maximum tax rate, however, does apply to (i) long-term capital gains recognized on the disposition of REIT shares; (ii) REIT capital gain distributions (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate), (iii) REIT dividends attributable to dividends received by the REIT from non-REIT corporations, such as taxable REIT subsidiaries, and (iv) REIT dividends attributable to income that was subject to corporate income tax at the REIT level (for example, when the REIT distributes taxable income that had been retained and taxed at the REIT level in the prior taxable year). This legislation may cause shares in non-REIT corporations to be a more attractive investment to individual investors than shares in REITs and adversely affect the market price of the common shares of Weingarten. The legislation also reduces the backup withholding tax rate to 28%. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE NEW LEGISLATION.

GENERAL  DISCUSSION

     The following general discussion summarizes U.S. federal income tax aspects of the acquisition, ownership and disposition of the Notes. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income tax that may be relevant to the purchase, ownership and disposition of the Notes by you in light of your own circumstances. This summary discusses only the U.S. federal income tax consequences of ownership of Notes held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the Notes as part of a "straddle" or as a "hedge" against currency risk or that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, the discussion is generally limited to the U.S. federal income tax consequences to initial Holders. It does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction. This discussion also does not address the special rules that apply if the Holder receives principal in installment payments or if the Note is called before the Stated Maturity. Further, this summary does not discuss Notes which qualify as "applicable high-yield discount obligations" under Section 163(i) of the Code.

     This summary is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, and any change could apply retroactively.

     IN  CONSIDERING  THE  PURCHASE  OF  NOTES,  YOU SHOULD CONSULT YOUR OWN TAX
ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION TO YOUR PARTICULAR SITUATION. ADDITIONAL U.S. FEDERAL TAX CONSEQUENCES APPLICABLE TO PARTICULAR NOTES MAY BE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT.

     Special considerations which relate to the U.S. federal income taxation of payments on Foreign Currency Notes are discussed separately below under the heading "U.S. Holders - Foreign Currency Notes." Special considerations relevant to the U.S. federal income taxation of payments on Notes, the interest and/or principal of which is indexed to property other than foreign currency and which is not a "variable rate debt instrument" (discussed below under the heading "U.S. Holders - Stated Interest; Original Issue Discount") will be discussed in the applicable Pricing Supplement. Special considerations relevant to the U.S. federal income taxation of Notes issued in bearer form will be discussed in the applicable Pricing Supplement. The discussion below assumes that the Notes will be treated as debt for U.S. federal income tax purposes. However, it is possible that some contingent payment arrangements would not be treated as debt for U.S. federal income tax purposes. Holders should consult their own tax advisors with respect to whether any contingent payment obligations are debt.

U.S.  HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Note that is for U.S. federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation or partnership created or organized under the laws of the United States or any state thereof or therein, including the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise),
(3) an estate, the income of which is subject to U.S. federal income tax regardless of the source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (5) certain eligible trusts that elect to be taxed as U.S. persons, or (6) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a U.S. trade or business (a "U.S. Holder"). Aspects of U.S. federal income tax relevant to a holder other than a U.S. Holder are discussed separately below.

     Stated  Interest;  Original  Issue  Discount

     Except as set forth below, interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with that holder's method of accounting for tax purposes. U.S. Holders of Notes that bear original issue discount ("OID") generally will be subject to the special tax accounting rules for original issue discount obligations. U.S. Holders of Notes that bear OID and that mature more than one year from the date of issuance will generally be required to include OID in income as it accrues, on a consistent yield basis, in advance of the receipt of cash attributable to that income, whether that Holder uses the cash or accrual method of accounting.

     The Internal Revenue Service (the "IRS") has issued final regulations (the "OID Regulations") concerning the U.S. federal income tax treatment of debt instruments issued with OID. Special rules for computing OID on a "variable rate debt instrument" are considered below under the heading "Variable Rate Notes."

     The OID Regulations include an anti-abuse rule which provides that if a principal purpose in structuring a debt instrument or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, then the Commissioner of the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. Whether a result is unreasonable is determined based on all of the facts and circumstances. Although we do not believe that the Notes were structured with that principal purpose, there can be no assurance that the IRS will agree with our position.

     The amount of OID, if any, on a Note is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutory de minimis exception. For this purpose, de minimis OID is OID that is less than one-quarter of one percent of the stated redemption price at maturity multiplied by the number of complete years to its maturity from the issue date.

     Generally, the issue price of an issue of Notes will be the first price at which a substantial amount of those Notes has been sold. For this purpose, sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesales are ignored. A U.S. Holder may elect in specific circumstances to decrease the issue price by an amount equal to the portion of the initial purchase price of the Note equal to pre-issuance accrued interest.

     A Note's stated redemption price at maturity includes all payments required to be made over the term of the Note other than the payment of "qualified stated interest," which is defined as interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) or that will be constructively received under Section 451 of the Code at least annually at a single fixed rate. If a debt instrument provides for alternate payment schedules upon the occurrence of one or more contingencies, and no single payment schedule is significantly more likely than not to occur, then the determination of whether the debt instrument provides for qualified stated interest is made by analyzing each alternative payment schedule (including the stated payment schedule) as if it were the debt instrument's sole payment schedule. The debt instrument will be considered to provide for qualified stated interest to the extent of the lowest fixed rate at which qualified interest would be payable under any payment schedule.

     Interest is generally considered unconditionally payable only if late payment (other than late payment within a reasonable grace period) or nonpayment is expected to be penalized or reasonable remedies exist to compel payment.

     For purposes of determining whether the OID on a Note is de minimis, in the case of a Note that otherwise has less than the de minimis amount of OID and on which all stated interest would be qualified stated interest except that for one or more accrual periods the interest rate is below the rate applicable for the remaining term of that Note (e.g., Notes with teaser rates or interest holidays), the Note's stated redemption price at maturity is treated as equal to the Note's issue price plus the greater of the amount of foregone interest or the "true" discount (i.e., the excess of the Note's stated principal amount over its issue price).

     A U.S. Holder (whether on the cash or accrual method of accounting) must include in income for the taxable year the sum of the daily portions of OID for each day of the taxable year on which the U.S. Holder held the Note. The daily portions of OID are determined by determining the OID attributable to each accrual period and allocating a ratable portion of that amount to each day in the accrual period. The accrual period may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal and interest occurs on the final day of an accrual period or on the first day of an accrual period. In general, OID allocable to an accrual period equals the product of (1) the adjusted issue price at the beginning of the accrual period (i.e., the original issue price plus previously accrued OID minus previous payments other than payments of qualified stated interest) multiplied by the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period) minus (2) the amount of qualified stated interest allocable to the accrual period. Under the Code and the OID Regulations, OID is computed on the basis of a constant yield. U.S. Holders, therefore, generally will have to include increasingly greater amounts of OID in income as the adjusted issue price of a debt instrument increases in successive accrual periods.

     The OID Regulations provide special rules for determining the amount of OID allocable to a period when there is unpaid qualified stated interest, for short initial accrual periods and final accrual periods, and for determining the yield to maturity for debt instruments subject to contingencies as to the timing of payments, debt instruments that provide for options to accelerate or defer any payments, and debt instruments with indefinite maturities. Under the OID Regulations, options to convert debt into stock of the issuer or into stock or debt of specific related parties or into cash or other property in an amount equal to the approximate value of that stock or debt are disregarded in determining OID.

     Variable  Rate  Notes

     The OID Regulations contain special rules for determining the accrual of OID and the amount of qualified stated interest on a "variable rate debt instrument." For purposes of these regulations, a variable rate debt instrument is a debt instrument that: (1) has an issue price that does not exceed total noncontingent principal payments by more than a specified percentage; (2) provides for stated interest (compounded or paid at least annually) at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate;"
(3) provides that a qualified floating rate or objective rate in effect at any time during the term of the instrument is set at a current value of that rate; and (4) generally, does not provide for any principal payments that are contingent.

     For purposes of determining if a Note is a variable rate debt instrument, a variable rate is a "qualified floating rate" if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A multiple of a qualified floating rate is generally not a qualified floating rate, unless it is either (a) a product of a qualified rate times a fixed multiple greater than 0.65 but not more than 1.35 or (b) a multiple of the type described in (a) increased or decreased by a fixed rate. If a debt instrument provides for two or more qualified floating rates that can reasonably be expected to have approximately the same value throughout the term of the instrument, the qualified floating rates will be considered a single qualified floating rate. Two or more rates will be considered to have approximately the same value throughout the term of the instrument, if the values of the rates on the date of issuance are within 25 basis points of each other.

     Restrictions on a minimum interest rate ("floor") or maximum interest rate ("cap"), or the amount of increase or decrease in the stated interest rate ("governor"), generally will not result in a variable rate failing to be treated as a qualified floating rate if the restriction is fixed throughout the term of the instrument. A cap or similar restriction that is not reasonably expected as of the issue date of the debt instrument to cause the yield on the debt instrument to be significantly less than the expected yield determined without the cap will not generally cause a variable rate to fail to be a qualified floating rate. A floor or similar restriction that is not reasonably expected as of the issue date of the debt instrument to cause the yield on the debt instrument to be significantly more than the expected yield without the floor will not generally cause a variable rate to fail to be a qualified floating rate. A governor or similar restriction that is not reasonably expected as of the issue date of the debt instrument to cause the yield on the debt instrument to be significantly more or significantly less than the expected yield without the governor will not generally cause a variable rate to fail to be a qualified floating rate.

     An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information. In addition, the IRS may designate other variable rates that will be treated as objective rates. However, a rate is not an objective rate if it is reasonably expected that the average value of that rate over the first half of the instrument's term will be either significantly less or more than the average value of the rate during the final half of the instrument's term (e.g., if there is a significant front-loading or back-loading of interest).

     An objective rate is a "qualified inverse floating rate" if it is equal to a fixed rate minus a qualified floating rate and if variations in the rate can reasonably be expected inversely to reflect contemporaneous variations in the qualified floating rate.

     If a variable rate debt instrument provides for stated interest at a single qualified floating rate or an objective rate and the interest is unconditionally payable in cash or in property (or will be constructively received under Section
451) at least annually, all stated interest with respect to the debt instrument is qualified stated interest. In addition, the amount of qualified stated interest and the amount of OID that accrues during an accrual period is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (1) in the case of qualified floating rate or qualified inverse floating rate, the value of that rate as of the issue date or (2) in the case of an objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the debt instrument. Further, the qualified stated interest allocable to an accrual period is increased or decreased if the interest actually paid during an accrual period exceeds or is less than the interest assumed to be paid during the accrual period.

     In general, any other debt instrument that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the debt instrument. The OID Regulations generally require that this type of debt instrument be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the debt instrument with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the debt instrument's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the debt instrument is converted into a fixed rate that reflects the yield that is reasonably expected for the debt instrument. In the case of a debt instrument that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the debt instrument is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate, if the debt instrument provides for a qualified inverse floating rate) rather than the fixed rate. Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the debt instrument as of the debt instrument's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the debt instrument is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the debt instrument is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general OID rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the debt instrument will account for the OID and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that those amounts differ from the actual amount of interest accrued or paid on the debt instrument during the accrual period.

     Contingent  Notes

     If a note has a changeable rate but fails to qualify as a "variable rate debt instrument," then that note will be taxable under the rules of the OID Regulations applicable to contingent payment debt instruments. The OID
Regulations apply a four step process in determining the tax treatment of contingent payment debt instruments. First, we must determine, as of the issue date, the comparable yield for the Note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the Note (including the level of subordination, term, timing of payments and general market conditions) but not taking into consideration the riskiness of the contingencies or the liquidity of the Note. Further, the comparable yield must be a reasonable yield for us and must not be less than the applicable federal rate (based on the overall maturity of the Note) announced monthly by the IRS. Second, we must determine a projected payment schedule for the Note. The schedule is determined as of the issue date and generally remains in place throughout the term of the Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The schedule must produce the comparable yield determined in the first step. The amount of OID equals the excess of the projected payments over the issue price of the Note.

     Third, we must determine the daily portions of interest on the Note for a taxable year. The interest income on the Note for each accrual period is determined by multiplying the comparable yield of the Note (adjusted for the length of the accrual period) by the Note's adjusted issue price at the beginning of the accrual period. The amount so determined is so allocated on a ratable basis to each day in the accrual period that the U.S. Holder held the Note. Fourth, appropriate adjustments must be made to the interest income determined pursuant to the foregoing steps to account for any differences between the schedule prepared in step 2 and the actual contingent payments. Interest income is generally increased (or decreased) if the actual contingent payment is more (or less) than the projected payment. Differences between the actual amounts of the contingent payments made in a calendar year and the projected amounts of those payments are generally aggregated and taken into account, in the case of a positive difference as additional interest income, or, in the case of a negative difference first as a reduction in interest income for that year and thereafter, subject to specific limitations, as ordinary loss.

     The OID Regulations require us to provide each holder of a Note with the schedule described above. If we do not create a schedule or the schedule is unreasonable, a U.S. Holder must establish its own projected payment schedule and disclose the fact that the U.S. Holder's schedule is being used and the reason therefor. This disclosure will generally be made on the statement attached to the U.S. Holder's timely filed federal income tax return for the taxable year in which the Note was acquired.

     In general, any gain realized by a U.S. Holder on the sale, exchange or retirement of a Note governed by the contingent payment provisions is interest income. Any loss on that Note is ordinary loss to the extent that it does not exceed the U.S. Holder's prior interest inclusions on the Note (net of negative adjustments). Special rules also apply with respect to market discount and premium on these Notes.

     Election  to  Treat  all  Interest  as  OID

     Under the OID Regulations, a U.S. Holder may elect for a Note to account for all income on a Note (other than foreign currency gain or loss), including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium in the same manner as OID. If this election is made, the U.S. Holder may be subject to the conformity requirements of
Section 171(c) or 1278(b), respectively, which may require the amortization of bond premium and the accrual of market discount on other debt instruments held by the same U.S. Holder.

     Short-Term  Notes

     In general, an individual or other cash method U.S. Holder of a Note that has a Stated Maturity of not more than one year from the date of issuance (a "short-term Note") is not required to accrue OID unless he or she elects to do so. This election applies to all short-term Notes acquired by the U.S. Holder during the first taxable year for which the election is made, and all subsequent taxable years of the U.S. Holder unless the IRS consents to a revocation. U.S. Holders who report income for U.S. federal income tax purposes on the accrual method and electing cash method U.S. Holders are required to include OID on those short-term Notes on a straight-line basis, unless an irrevocable election with respect to any short-term Note is made to accrue the OID according to a constant interest rate based on daily compounding. In the case of a U.S. Holder who is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of the short-term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to the constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those non-electing U.S. Holders who are not subject to the current inclusion requirement described above will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry those short-term Notes.

     Market  Discount

     If a Note is acquired at a "market discount," some or all of any gain realized upon a sale or other disposition, or payment at maturity, or some or all of a partial principal payment of that Note may be treated as ordinary income, as described below. For this purpose, "market discount" is the excess (if any) of the Note's stated redemption price at maturity over the purchase price, subject to a statutory de minimis exception. In the case of a Note issued with OID, in lieu of using the Note's stated redemption price at maturity, the Note's revised issue price as of the purchase date is used. Unless a U.S. Holder has elected to include the market discount in income as it accrues, any gain realized on any subsequent disposition of that Note (other than in connection with specific nonrecognition transactions) or payment at maturity, or some or all of any partial principal payment with respect to that Note, will be treated as ordinary income to the extent of the market discount that is treated as having accrued during the period that Note was held.

     The amount of market discount treated as having accrued will be determined either (1) on a ratable basis by multiplying the market discount times a fraction, the numerator of which is the number of days the Note was held by the U.S. Holder and the denominator of which is the total number of days after the date the U.S. Holder acquired the Note up to and including the date of its maturity, or (2) if the U.S. Holder so elects, on a constant interest rate method. A U.S. Holder may make that election with respect to any Note, and that election is irrevocable.

     In lieu of recharacterizing gain upon disposition as ordinary income to the extent of accrued market discount at the time of disposition, a U.S. Holder of a Note acquired at a market discount may elect to include market discount in income currently, through the use of either the ratable inclusion method or the elective constant interest method. Once made, the election to include market discount in income currently applies to all Notes and other obligations of the U.S. Holder that are purchased at a market discount during the taxable year for which the election is made, and all subsequent taxable years of the U.S. Holder, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the basis of the Note in the hands of the U.S. Holder will be increased by the market discount thereon as it is includible in income.

     If the U.S. Holder makes the election to treat as OID all interest on a debt instrument that has market discount, the U.S. Holder is deemed to have made the election to accrue currently market discount on all other debt instruments with market discount. In addition, if the U.S. Holder has previously made the election to accrue market discount currently, the conformity requirements of that election are met for debt instruments with respect to which the U.S. Holder elects to treat all interest as OID.

     Unless a U.S. Holder who acquires a Note at a market discount elects to include market discount in income currently, that U.S. Holder may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry that Note.

     Premium

     If a U.S. Holder purchases a Note issued with OID at an "acquisition premium," the U.S. Holder reduces the amount of OID includible in income in each taxable year by that portion of acquisition premium allocable to that year. A
Note is purchased at an acquisition premium if, immediately after the purchase, the purchaser's adjusted basis in the Note is greater than the adjusted issue price but not greater than all amounts payable on the instrument after the purchase date (other than qualified stated interest) (i.e., the Note is not purchased at a "bond premium"). In general, the reduction in OID allocable to acquisition premium is determined by multiplying the daily portion of OID by a fraction the numerator of which is the excess of the U.S. Holder's adjusted basis in the Note immediately after the acquisition over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price. Rather than apply the above fraction, the U.S. Holder may, as discussed above, elect to treat all interest, including for this purpose acquisition premium, as OID.

     If a U.S. Holder purchases a Note and, immediately after the purchase, the adjusted basis of the Note exceeds the sum of all amounts payable on the instrument after the purchase date, other than qualified stated interest, the Note has "bond premium." A U.S. Holder that purchases a Note at a bond premium is not required to include OID in income. In addition, a U.S. Holder may elect to amortize the bond premium over the remaining term of that Note (or, in specific circumstances, until an earlier call date).

     If bond premium is amortized, the amount of interest that must be included in the U.S. Holder's income for each period ending on an Interest Payment Date or maturity, as the case may be, will be reduced by the portion of premium allocable to that period based on the Note's yield to maturity. If an election to amortize bond premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or payment of the principal amount of the Note.

     An election to amortize premium will apply to amortizable bond premium on all Notes and other bonds, the interest on which is includible in the U.S. Holder's gross income, held at the beginning of the U.S. Holder's first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest, including for this purpose amortizable premium, as OID is deemed to be an election to amortize premium under Section 171(c) of the Code for purposes of the conformity requirements of that section. In addition, if the U.S. Holder has already made an election to amortize premium, the conformity requirements will be deemed satisfied with respect to any Notes for which the U.S. Holder makes an election to treat all interest as OID.

     Sale,  Exchange,  Redemption  or  Repayment  of  the  Notes

     Upon the disposition of a Note by sale, exchange, redemption, or repayment, the U.S. Holder will generally recognize gain or loss equal to the difference between (1) the amount realized on the disposition (other than amounts attributable to accrued and unpaid interest) and (2) the U.S. Holder's tax basis in the Note. A U.S. Holder's tax basis in a Note generally will equal the cost of the Note (net of accrued interest) to the U.S. Holder increased by amounts includible in income as OID or market discount (if the holder elects to include market discount on a current basis) and reduced by any amortized premium and any payments other than payments of qualified stated interest made on that Note.

     To the extent that the Note is held as a capital asset, gain or loss (except to the extent that the market discount rules or rules relating to short term OID notes otherwise provide) will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Note for longer than one year. In specific circumstances, if an issuer were found to have an intention, at the time its debt obligations were issued, to call those obligations before maturity, gain would be ordinary income to the extent of any unamortized OID. The OID Regulations clarify that this rule will not apply to publicly offered debt instruments.

     Foreign  Currency  Notes

     The following discussion applies to Foreign Currency Notes if these Notes are not denominated in or indexed to a currency that is considered a "hyperinflationary" currency or in more than one currency or are not contingent notes. Special U.S. tax considerations apply to obligations denominated in or indexed to a hyperinflationary currency or in more than one currency or that are contingent notes.

     In general, a U.S. Holder that uses the cash method of accounting and holds Foreign Currency Notes will be required to include in income the U.S. dollar value of the amount of interest income received whether or not the payment is received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the amount of interest received is the amount of foreign currency interest paid translated at the spot rate on the date of receipt. The U.S. Holder will not have exchange gain or loss on the interest payment but may have exchange gain or loss when it disposes of any foreign currency received.

     A U.S. Holder on the accrual method of accounting is generally required to include in income the U.S. dollar value of interest accrued during the accrual period. Accrual basis U.S. Holders may determine the amount of income recognized with respect to that interest in accordance with either of two methods. Under the first method, the U.S. dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each Business Day of the applicable period or other average exchange rate for the period reasonably derived and consistently applied by the U.S. Holder. Under the second method, a U.S. Holder can elect to accrue interest at the spot rate on the last day of an accrual period (in the case of a partial accrual period, the last date of the taxable year) or if the last day of an accrual period is within five Business Days of the receipt, the spot rate on the date of receipt. Any election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired and will be irrevocable without the consent of the IRS. An accrual basis U.S. Holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of interest income. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss. In the case of both a cash basis and accrual basis U.S. Holder, OID on a Note denominated in a foreign currency is determined in foreign currency and is translated into U.S. dollars in the same manner that an accrual basis U.S. Holder translates accrued interest. Exchange gain or loss will be determined when OID is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the OID was accrued.

     The amount of market discount on a Foreign Currency Note includible in income will generally be determined by computing the market discount in the foreign currency and translating that amount into U.S. dollars on the spot rate on the date the Foreign Currency Note is retired or otherwise disposed of. If the U.S. Holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the Note differs from the rate of exchange at which the market discount was accrued.

     Amortizable premium on Foreign Currency Notes is also computed in units of foreign currency and, if the U.S. Holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Note.

     In the case of a Note denominated in foreign currency, the cost of the Note to the U.S. Holder will be the U.S. dollar value of the foreign currency purchase price translated at the spot rate for the date of purchase (or, in some cases, the settlement date). The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase Foreign Currency Notes generally will not result in a taxable gain or loss for a U.S. Holder. A U.S. Holder who purchases a Note with previously owned foreign currency generally will recognize exchange gain or loss on that currency equal to the difference between the U.S. Holder's tax basis in the currency and the fair market value of the currency determined on the date of purchase.

     With respect to the sale, exchange, retirement, or repayment of a Note denominated in a foreign currency, the foreign currency amount realized will be considered to be the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above), accrued but unpaid OID (on which exchange gain or loss is recognized as described above), and, finally, as a payment of principal on which (1) gain or loss is computed in foreign currency and translated on the date of retirement or disposition; and (2) exchange gain or loss is separately computed on the foreign currency amount of principal
(reduced by amortizable premium) that is repaid to the extent that the rate of exchange on the date of retirement or disposition differs from the rate of exchange on the date the Note was acquired or deemed acquired. Exchange gain or loss computed on accrued interest, OID, accrued market discount and principal shall be recognized, however, only to the extent of total gain or loss on the transaction. For purposes of determining the total gain or loss on the transaction, a U.S. Holder's tax basis in the Note generally will equal the U.S. dollar cost of the Note (as determined above) increased by the U.S. dollar amounts includible in income as accrued interest, OID, or market discount (if the U.S. Holder elects to include the market discount on a current basis) and reduced by the U.S. dollar amount of amortized premium and of any payments other than payments of qualified stated interest. A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Note equal to the U.S. dollar value of the currency on the date of receipt.

     Backup  Withholding

     A U.S. Holder of a Note may be subject to U.S. backup withholding with respect to interest paid on the Note, unless that U.S. Holder (1) is a corporation or comes within specific other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. U.S. Holders of Notes should consult their tax advisors as to their qualification for exemption from U.S. backup withholding and the procedure for obtaining an exemption. Any amount paid as backup withholding will be creditable against the U.S. Holder's U.S. federal income tax liability.

     Pre-Issuance  Accrued  Interest

     If (1) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (2) the first stated interest payment on the Note is to be made within one year of the Note's issue date and (3) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

NON-U.S.  HOLDERS

     The following is a summary of the U.S. federal income tax consequences of the ownership and disposition of the Notes by a holder who does not meet the criteria set forth in the definition of a U.S. Holder (a "Non-U.S. Holder").

This discussion does not consider all aspects of U.S. federal income and estate taxation that may be relevant to the purchase, ownership or disposition of the Notes by a Non-U.S. Holder in light of that holder's personal circumstances, including holding the Notes through a partnership. For example, persons who are partners in foreign partnerships and beneficiaries of foreign trusts or estates who are subject to U.S. federal income tax because of their own status, such as U.S. residents or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the entity is not subject to income tax on the disposition of its Note.

     For purposes of the following discussion, interest (including OID) and gain on the sale, exchange or other disposition of the Note will be considered "U.S. trade or business income" if that income or gain is (1) effectively connected with the conduct of a U.S. trade or business or (2) in the case of a treaty resident, attributable to a U.S. permanent establishment (or in the case of an individual treaty resident, a fixed base) in the United States.

     Interest  and  Original  Issue  Discount

     Generally, any interest or OID paid to a Non-U.S. Holder of a Note that is not "U.S. trade or business income" will not be subject to U.S. federal income tax if the interest (or OID) qualifies as "portfolio interest." Generally, interest on registered Notes will qualify as portfolio interest if (1) the interest is not contingent on our financial results (such as our profits or the value of our properties) or the financial results of a related party, (2) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all our voting stock, is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code and is not a Bank receiving interest described in Section 881(c)(3)(A) of the Code, and (3) the Non-U.S. Holder (as beneficial owner of the Note) files with the person through whom it holds the Note, an IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding) or equivalent.

     The gross amount of payments to a Non-U.S. Holder of interest or OID that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30% unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed on a net basis at regular U.S. rates rather than the 30% gross rate.

     Sale  of  Notes

     Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale or exchange of a Note generally will not be subject to U.S. federal income tax, unless (1) the gain is U.S. trade or business income, (2) subject to specific exceptions, the Non-U.S. Holder is an individual who holds the Note as a capital asset and is present in the U.S. for 183 days or more in the taxable year of the disposition, or (3) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to specific U.S. expatriates.

     Federal  Estate  Tax

     Except with respect to Notes that bear contingent interest that is not eligible for the portfolio interest exception, Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his death will not be subject to U.S. federal estate tax provided that the individual does not actually or constructively own 10% or more of the total voting power of all our voting stock.

     Information  Reporting  and  Backup  Withholding

     We must report annually to the IRS and to each Non-U.S. Holder any interest and OID that is subject to withholding or that is exempt from U.S. withholding tax pursuant to a tax treaty or the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities of the country in which the Non-U.S. Holder resides.

     In  the  case  of  payments  of  principal on the Notes by us to a Non-U.S.
Holder, the regulations provide that backup withholding and information reporting will not apply to payments if the Holder certifies to its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our paying agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied).

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against the Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

     Goldman, Sachs & Co., Banc of America Securities LLC, Banc One Capital Markets, Inc., Commerzbank Capital Markets Corp., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc., SouthTrust Securities Inc., Wachovia Securities, LLC and Wells Fargo Securities, LLC (collectively, the "Agents") have entered into a distribution agreement with us with respect to the Notes. Subject to specific conditions, the Agents have agreed to use their reasonable efforts to solicit purchases of the Notes. We have the right to accept offers to purchase Notes and may reject any proposed purchase of the Notes. The Agents may also reject any offer to purchase Notes. We will pay the Agents a commission on any Notes sold through the Agents. The commission will range from 0.125% to 0.750% of the principal amount of the Notes, depending on the maturity of the Notes.

     We may also sell Notes to the Agents who will purchase the Notes as principals for their own accounts. Any sale of this type will be made at a discount equal to the discount set forth on the cover page of this Prospectus Supplement if no other discount is agreed. Any Notes the Agents purchase as principal may be resold at the market price or at other prices determined by the Agents at the time of resale. We may also sell Notes directly on our own behalf. No commissions will be paid on Notes sold directly by us.

     The Agents may resell any Notes they purchase to other brokers or dealers at a discount which may include all or part of the discount the Agents received from us. The Agents will purchase the Notes at a price equal to 100% of the principal amount less a discount. Unless otherwise stated the discount will equal the applicable commission on an agency sale of Notes of the same maturity. If all the Notes are not sold at the initial offering price, the Agents may change the offering price and the other selling terms.

     In connection with the offering, the Agents may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Agents of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

     The Agents also may impose a penalty bid. This occurs when a particular Agent repays to the Agents a portion of the underwriting discount received by it because the Agents have repurchased Notes sold by or for the account of the Agent in stabilizing or short covering transactions.

     These activities by the Agents may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Agents at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The Agents, whether acting as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). We have agreed to indemnify the several Agents against specific liabilities, including liabilities under the Act.

     The Agents may sell to dealers who may resell to investors and the Agents may pay all or part of the discount or commission they receive from us to the dealers. These dealers may be deemed to be "underwriters" within the meaning of the Act.

     The Notes are a new issue of securities with no established trading market and will not be listed on a securities exchange. No assurance can be given as to the liquidity of the trading market for the Notes.

     We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $250,000.

     Unless otherwise indicated in the applicable Pricing Supplement, the purchase price of the Notes will be required to be paid in immediately available funds in New York, New York.

     The Agents and their affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

     J.P. Morgan Securities Inc. is an affiliate of JPMorgan Chase Bank ("JPMC"), which is the agent bank and a lender to us under our revolving credit facility. JPMC will receive its proportionate share of any repayment by us of amounts outstanding under that facility from the proceeds of the offering of the Notes. Banc of America Securities LLC is an affiliate of Bank of America, N.A., which is a lender to us under our revolving credit facility and other credit facilities. Bank of America, N.A. will receive its proportionate share of any repayment by us of amounts outstanding under those facilities from the proceeds of the offering of the Notes. If more than 10% of the net proceeds of an offering are used to repay amounts outstanding under the revolving credit facility to affiliates of any of the Agents who are participating in that offering, that offering will be made pursuant to Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers Inc.

     JPMC is also Trustee under the Indenture and Paying Agent for the Notes. In addition, JPMC, or its affiliates, participates on a regular basis in various general financing and banking transactions for us and our affiliates. Mr. Marc
J. Shapiro, the Vice Chairman of J.P. Morgan Chase & Co. and JPMorgan Chase Bank, affiliates of each of J.P. Morgan Securities Inc. and JPMC, is one of our Trust Managers.

                                VALIDITY OF NOTES

     The validity of the Notes will be passed upon for us by Locke Liddell & Sapp LLP, Dallas, Texas, and for the Agents by Sidley Austin Brown & Wood llp, New York, New York. The opinions of Locke Liddell & Sapp LLP and Sidley Austin Brown & Wood llp will be conditioned upon, and subject to, assumptions as to future actions required to be taken in connection with the issuance and sale of the Notes and as to other events that may affect the validity of the Notes but which cannot be ascertained on the date of the opinions.

PROSPECTUS

                           Weingarten Realty Investors

                                 $1,000,000,000
               COMMON SHARES, PREFERRED SHARES, DEPOSITARY SHARES,
                          DEBT SECURITIES AND WARRANTS

                                   __________


     Weingarten Realty Investors, a real estate investment trust formed under the Texas Real Estate Investment Trust Act, may offer, from time to time, in one or more series or classes and in amounts, at prices and on terms that it will determine at the time of offering, with an aggregate public offering price of up to $1,000,000,000:

     - unsecured debt securities that may be either senior debt securities or subordinated debt securities;

     -    whole or fractional preferred shares of beneficial interest;

     - preferred shares of beneficial interest represented by depositary shares;

     -    common  shares  of  beneficial  interest;  or

     - warrants to purchase preferred shares of beneficial interest or common shares of beneficial interest.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest in any of these securities.

     We may offer the securities directly, through agents designated from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more information on this topic, please see "Plan of Distribution" on page 39. No securities may be sold without the delivery of the applicable prospectus supplement describing the method and terms of the offering of such securities.

     Our  common  shares  of  beneficial  interest  trade  on the New York Stock
Exchange  under  the  symbol  "WRI."




                                  ____________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities discussed in the prospectus, nor have they determined whether this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is April 24, 2003.

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE SUPPLEMENT TO THIS PROSPECTUS AS IF WE HAD AUTHORIZED IT. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DOES THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS CORRECT ON ANY DATE AFTER THEIR RESPECTIVE DATES, EVEN THOUGH THIS PROSPECTUS IS DELIVERED OR SECURITIES ARE SOLD ON A LATER DATE.



                                TABLE OF CONTENTS

Cautionary Statement Concerning Forward-Looking Statements . . . . . . . . . . .   1
About This Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Ratios of Earnings to Combined Fixed Charges and Preferred Share Dividends . . .   2
Description of Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . .   3
Description of Capital Shares. . . . . . . . . . . . . . . . . . . . . . . . . .  15
Description of Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Description of Other Classes of Outstanding Shares . . . . . . . . . . . . . . .  27
Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . .  29
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Where You Can Find More Information. . . . . . . . . . . . . . . . . . . . . . .  40
Incorporation of Documents by Reference. . . . . . . . . . . . . . . . . . . . .  41


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus and the applicable prospectus supplement include and incorporate by reference forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend those forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "plan," "estimate," "project" or similar expressions.

     Forward-looking statements are subject to known and unknown risks, uncertainties and other facts that may cause our actual results or performance to differ materially from those contemplated by the forward-looking statements. Many of those factors are noted in conjunction with the forward-looking statements in the text. Other important factors that could cause actual results to differ include:

     - Our inability to identify properties to acquire, effect acquisitions or successfully integrate acquired properties and operations. This inability could result in decreased market penetration, adverse effects on results of operations and other adverse results. This same result could occur if the results of our efforts to implement our property development strategy fail or we experience public opposition to our development plans, construction delays or cost overruns or if we are unable to obtain necessary permits.

     - The effect of economic conditions. If an economic downturn occurs, the demand and rents for neighborhood and community shopping centers could fall and adversely affect our financial condition and results of operations. Our financial condition and results of operations could also be adversely affected if our tenants are unable to make lease payments or elect not to renew their leases.

     - Failure to qualify as a REIT. We elected to be taxed as a REIT for federal income tax purposes for our taxable year ended December 31, 2002, and expect to continue to elect REIT status. Although we believe that we were organized and have been operating in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, we cannot assure you that we will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations. If in any taxable year we fail to qualify as a REIT, we would not be allowed a deduction for distributions to shareholders for computing taxable income and would be subject to federal taxation at regular corporate rates. Unless entitled to statutory relief, we would also be disqualified from treatment as a REIT for the four taxable years following the year during which we failed to so qualify. As a result, our ability to make distributions to our shareholders would be adversely affected. See "Federal Income Tax Consequences - REIT Qualification" on page 30.

     - The cost of capital. Our cost depends on many factors, some of which are beyond our control, including interest rates, credit ratings, prospects and outlook.

     - Actions of our competitors. We seek to remain competitive in the neighborhood and community shopping center real estate markets that we currently serve. We do, however, compete with a number of other real estate oriented companies, some of which have greater resources than we do.

     - Changes in government regulations, tax rates and similar matters. For example, changes in real estate and zoning laws could adversely affect our financial condition and results of operations.

     -    Other  risks  are  detailed  in  our  SEC  reports  or  filings.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using a shelf-registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. The total dollar amount of the securities we sell through these offerings will not exceed $1,000,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" on page 40.

                                   THE COMPANY

     We are a real estate investment trust based in Houston, Texas. We develop, acquire and own anchored neighborhood community shopping centers. To a lesser degree, we develop, acquire and own industrial real estate. We have engaged in these activities since 1948.

     As of February 28, 2003, we owned or had an equity interest in operating properties consisting of approximately 39.0 million square feet of building area. These properties consist of 247 shopping centers generally in the 100,000 to 400,000 square foot range, 58 industrial projects and one office building. Our properties are located in the southern half of the United States. Our shopping centers are anchored primarily by supermarkets, drugstores and other retailers that sell basic necessity-type items. As of December 31, 2002, we leased to approximately 4,300 different tenants under 5,700 separate leases. The weighted average occupancy rate of all of our improved properties as of December 31, 2002 was 91.7%.

     Our executive offices are located at 2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008, and our telephone number is (713) 866-6000. Our website address is www.weingarten.com. The information contained on our website is not
           ------------------
part  of  this  prospectus.

                                 USE OF PROCEEDS

     Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for:

-    repayment  or  refinancing  of  debt;

-    acquisition  of  additional  properties or real estate-related securities;

-    development  of  new  properties;

-    redevelopment  of  existing  properties;  and

-    working  capital  and  general  purposes.

Pending the use thereof, we intend, generally, to invest any net proceeds in short-term, interest-bearing securities.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED SHARE DIVIDENDS

     The following table sets forth the ratio of earnings to combined fixed charges and preferred share dividends and of funds from operations before interest expense to combined fixed charges and preferred share dividends for the periods shown:


                                                    YEARS ENDED DECEMBER 31,
                                                ---------------------------------
                                                1998   1999   2000   2001   2002
                                                -----  -----  -----  -----  -----

Ratio of earnings to combined fixed charges
and preferred share dividends. . . . . . . . .  2.27x  2.29x  1.80x  1.92x  2.05x

Ratio of funds from operations before
interest expense to combined fixed charges
and preferred share dividends. . . . . . . . .  3.28x  2.79x  2.60x  2.59x  2.65x



     The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by the sum of fixed charges and preferred share dividends. The ratios of funds from operations before interest expense to combined fixed charges and preferred share dividends were computed by dividing funds from operations before interest expense by the sum of fixed charges and preferred share dividends.

     For these purposes, earnings consist of income before extraordinary items plus fixed charges (excluding interest costs capitalized) and preferred share dividends. Funds from operations before interest expense consists of net income plus depreciation and amortization of real estate assets, interest on indebtedness and extraordinary charges, less gains and losses on sales of properties and securities.

                         DESCRIPTION OF DEBT SECURITIES

     We will prepare and distribute a prospectus supplement that describes the specific terms of the debt securities. In this section of the prospectus, we describe the general terms we expect all debt securities will have. We also identify some of the specific terms that will be described in a prospectus supplement. Although we expect that any debt securities we offer with this prospectus will have the general terms we describe in this section, our debt securities may have terms that are different from or inconsistent with the general terms we describe here. Therefore, you should read the prospectus supplement carefully.

     The senior debt securities will be issued under a senior indenture dated as of May 1, 1995 between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association), as trustee, and the subordinated debt securities will be issued under a subordinated indenture dated as of May 1, 1995 between us and JPMorgan Chase Bank, as trustee. The term "trustee" as used in this prospectus refers to any bank that we may appoint as trustee under the terms of the applicable indenture, in its capacity as trustee for the senior securities or the subordinated securities.


     We have summarized specific terms and provisions of the indentures. The summary is not complete. The indentures have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures because they, and not this description, fully define the rights of holders of debt securities. The indentures are subject to the Trust Indenture Act of 1939, as amended. To obtain copies of the indentures, see "Where You Can Find More Information" on page 40.

GENERAL

     Unless otherwise provided in the prospectus supplement, the debt securities (whether senior or subordinated) will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of our present and future senior debt securities. See "--Subordinated Debt Securities" on page 7.

     The indentures do not limit the amount of debt securities that we can offer. Each indenture allows us to issue debt securities up to the principal amount that may be authorized by us. We may issue additional debt securities without your consent. We may issue debt securities in one or more series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

     Without your consent, we may engage in a highly leveraged transaction, a restructuring, a transaction involving a change in control, or a merger or similar transaction that may adversely affect holders of debt securities. We will not list the debt securities on any securities exchange.

ADDITIONAL TERMS OF DEBT SECURITIES

     A prospectus supplement and any supplemental indentures relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  -  the type and title of debt securities offered;

  - any limit upon the total principal amount of the series of debt securities;

  -  the total principal amount and priority of the debt securities;

  - the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

  - the dates on which the principal of and premium, if any, on the debt securities will be payable or the method of determining such date;

  - the interest rates (which may be fixed or variable) that the debt securities will bear, or the method for determining such rates;

  - the dates from which the interest on the debt securities will accrue and be payable, or the method of determining those dates;

  - the date or dates on which interest will be payable and the record date or dates to determine the persons who will receive payment;

  - the place where principal of, premium, if any, and interest, on the debt securities will be payable or at which the debt securities may be surrendered for registration of transfer or exchange;

  - the period or periods within which, the price or prices at which, the currency (if other than U.S. dollars) in which, and the other terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option, if we have that option;

  - the obligation, if any, we have to redeem or repurchase the debt securities pursuant to any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder; and the period or periods within which, the price at which, and the other terms and conditions upon which, such debt securities shall be redeemed or purchased, in whole or in part;

  - the denominations in which the debt securities are authorized to be issued;

  - if the amount of principal of, or premium, if any, or interest on, the debt securities may be determined with reference to an index or pursuant to a formula or other method, the method in which such amounts will be determined;

  - the amount or percentage payable if we accelerate the maturity of the debt securities, if other than the principal amount;

  - any changes to or additional events of default or covenants set forth in the indentures;

  -  the terms of subordination, if any;

  - any special tax implications of the debt securities, including provisions for original issue discount securities;

  - provisions, if any, granting special rights to the holders of the debt securities if certain specified events occur; the circumstances, if any, under which we will pay additional amounts on the debt securities held by non-U.S. persons for taxes, assessments or similar charges;

  - whether the debt securities will be issued in registered or bearer form or both;

  - the date as of which any debt securities in bearer form and any temporary global security representing outstanding securities are dated, if other than the original issuance date of the debt securities;

  -  the forms of the securities and interest coupons, if any, of the series;

  - if other than the trustee under the applicable indenture, the identity of the registrar and any paying agent for the debt securities;

  - any means of defeasance or covenant defeasance that may be specified in the debt securities;

  - whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interest in the global security may exchange those interests for certificated debt securities to be registered in the name of, or to be held by, the beneficial owners or their nominees;

  - if the debt securities may be issued or delivered, or any installation of principal or interest may be paid, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the form of those certificates, documents or conditions;

  - any definitions for the debt securities for that series that are different from or in addition to the definitions included in the applicable indentures;

  - in the case of the subordinated indenture, the relative degree to which the debt securities shall be senior to or junior to other securities, whether currently outstanding or to be offered in the future, and to other debt, in right of payment;

  - whether the debt securities are to be guaranteed and, if so, by identity of the guarantors and the terms of the guarantees;

  - the terms, if any, upon which the debt securities may be converted or exchanged into or for our common shares, preferred shares or other securities or property;

  - any restrictions on the registration, transfer or exchange of the debt securities; and

  -  any other terms consistent with the indenture.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

     Unless the prospectus supplement states differently, the debt securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless the prospectus supplement states otherwise, the debt securities of any series issued in bearer form will be issuable in denominations of $5,000.

     Unless otherwise provided in the applicable prospectus supplement, the trustee will pay the principal of and any premium and interest on the debt securities and will register the transfer of any debt securities at its offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities.

     Any interest on a debt security not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder on the applicable regular record date. This defaulted interest may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest. We will set the special record date and give the holder of the debt security at least 10 days' prior notice. In the alternative, this defaulted interest may be paid at any time in any other lawful manner, all as fully described in the applicable indenture.

     Subject to any limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender to the applicable trustee of the debt securities. In addition, subject to any limitations imposed upon debt securities issued in book-entry form, a holder may surrender the debt securities to the trustee for conversion or registration of transfer. Every debt security surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer from the holder. A holder will not have to pay a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

     If the prospectus supplement refers to any transfer agent, in addition to the applicable trustee that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities.

     Neither we nor the trustee will be required to:

         - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

         - register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

         - issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder's option, except the portion, if any, of the debt security not to be repaid.

SENIOR DEBT SECURITIES

     Any additional senior debt securities we issue will rank equally in right of payment with the senior debt securities offered by this prospectus and the applicable prospectus supplement. Further, the senior indenture does not prohibit us from issuing additional debt securities that may rank equally in right of payment to the senior debt securities. Any senior debt securities offered pursuant to the senior indenture will be senior in right of payment to all subordinated debt securities issued under the subordinated indenture.

SUBORDINATED DEBT SECURITIES

     The subordinated debt securities will have a junior position to all of our senior debt. Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The subordinated indenture provides that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

         - of any insolvency, bankruptcy or similar proceeding involving us or our properties; or

         - we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

     The subordinated indenture will not limit the amount of senior debt that we may incur. All series of subordinated debt securities as well as other subordinated debt issued under the subordinated indenture will rank equally with each other in right of payment.

     The subordinated indenture prohibits us from making a payment of principal, premium, interest or sinking fund payments for the subordinated debt securities during the continuance of any default on senior debt or any default under any agreement pursuant to which the senior debt was issued beyond the grace period, unless and until the default on the senior debt is cured or waived.

     Upon any distribution of our assets in connection with any dissolution, winding up, liquidation, reorganization, bankruptcy or other similar proceeding, the holders of all senior debt securities will first be entitled to receive payment in full of the principal, any premium and interest due on the senior debt before the holders of the subordinated debt securities are entitled to receive any payment. Because of this subordination, if we become insolvent, our creditors who are not holders of senior debt or of the subordinated debt securities may recover less, ratably, than holders of senior debt but may recover more, ratably, than holders of the subordinated debt securities.

GLOBAL CERTIFICATES

     Unless the prospectus supplement otherwise provides, we will issue debt securities as one or more global certificates that will be deposited with The Depository Trust Company. Unless otherwise specified in the applicable prospectus supplement, debt securities issued in the form of a global certificate to be deposited with DTC will be represented by a global certificate registered in the name of DTC or its nominee. This means that we will not issue certificates to each holder. Generally, we will issue global securities in the total principal amount of the debt securities in a series. Debt securities in the form of a global certificate may not be transferred except as a whole among DTC, its nominee or a successor to DTC and any nominee of that successor.

     We may determine not to use global certificates for any series. In that event, we will issue debt securities in certificated form.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Those laws and some conditions on transfer of global securities may impair the ability to transfer interests in global securities.

OWNERSHIP OF GLOBAL SECURITIES

     So long as DTC or its nominee is the registered owner of a global security, that entity will be the sole holder of the debt securities represented by that instrument. Both we and the trustee are only required to treat DTC or its nominee as the legal owner of those securities for all purposes under the indentures.

     Unless otherwise specified in this prospectus or the prospectus supplement, no actual purchaser of debt securities represented by a global security will be entitled to receive physical delivery of certificated securities or will be considered the holder of those securities for any purpose under the indentures. In addition, no actual purchaser will be able to transfer or exchange global securities unless otherwise specified in this prospectus or the prospectus supplement. As a result, each actual purchaser must rely on the procedures of DTC to exercise any rights of a holder under the applicable indenture. Also, if an actual purchaser is not a DTC participant, the actual purchaser must rely on the procedures of the participant through which it owns its interest in a global security.

THE DEPOSITORY TRUST COMPANY

     The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement.

     Registered Owner. The debt securities will be issued as fully registered securities in the name of Cede & Co. (which is DTC's nominee). The trustee will deposit the global security with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the debt securities.

     DTC's Organization. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC is owned by a number of its direct participants, the New York Stock Exchange, Inc. and NasdaqAmex. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

     DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

     Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities must be made by or through a direct participant, which will receive a credit for the securities on DTC's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmations from DTC of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

     Transfers of interests in the global securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest of the actual purchasers in the securities will not be issued unless the use of global securities is suspended. DTC has no knowledge of the actual purchasers of global securities. DTC's records only reflect the identity of the direct participants who are responsible for keeping account of their holdings on behalf of their customers.

     Notices Among the Depositary, Participants and Actual Owners. Notices and other communications by DTC, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect.

     Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the securities are credited at that time.

     Payments. Principal and interest payments made by us will be delivered to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant, not DTC, the trustee or us, subject to any legal requirements in effect at that time.

     We are responsible for payment of principal, interest and premium, if any, to the trustee, who is responsible to pay it to DTC. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payment to the actual purchasers.

TRANSFER OR EXCHANGE OF DEBT SECURITIES

     You may transfer or exchange debt securities (other than global securities) without a service charge at the corporate trust office of the trustee. You may also surrender debt securities (other than global securities) for conversion or registration of transfer without a service charge at the corporate trust office of the trustee. You must execute a proper form of transfer and pay any taxes or other governmental charges resulting from that action.

TRANSFER AGENT

     If we designate a transfer agent (in addition to the trustee) in a prospectus supplement, we may at any time rescind this designation or approve a change in the location through which any such transfer agent acts. We will, however, be required to maintain a transfer agent in each place of payment for a series of debt securities. We may at any time designate additional transfer agents for a series of debt securities.

CERTAIN COVENANTS

     Under  the  indentures,  we  are  required  to:

  - pay the principal, interest and any premium on the debt securities when due;

  -  maintain a place of payment;

  - deliver a report to the trustee at the end of each fiscal year certifying our compliance with all of our obligations under the indentures;

  - deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium;

  - maintain an unencumbered total asset value (as defined in the indentures) in an amount of not less than 100% of the aggregate principal amount of all our outstanding debt;

  - except as described under " - Merger, Consolidation and Sale of Assets," do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration of trust and statutory) and franchises, unless the board of trust managers determines that the preservation thereof is no longer desirable in the conduct of our business;

  - cause all of our material properties used or useful for the conduct of our business to be maintained and kept in good condition, repair and working order and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of our material properties to be made, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

  - keep all of our insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if such insurer has publicly rated debt, the rating for such debt must be at least investment grade with the nationally recognized rating agencies; pay or discharge or cause to be paid or discharged, before they shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, we are not required to pay or discharge any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith; and

  - transmit by mail to all holders of debt securities, without cost to such holders, and file with the trustee copies of the annual reports, quarterly reports and other documents which we file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act.

     Under  the  indentures,  we  may  not:

  - incur or permit a subsidiary to incur any debt (as defined in the indentures) which causes the aggregate principal amount of all our outstanding debt to become greater than 60% of the sum of (1) our total assets (as defined in the indentures) at the end of the calendar quarter covered in our then most recent 10-K or 10-Q and (2) the purchase price of any real estate assets or mortgages receivable acquired and any securities offering proceeds received since the end of such calendar quarter to the extent such proceeds were not used by us to acquire real estate assets or mortgages receivable or used to reduce debt;

  - incur or permit a subsidiary to incur any debt if our ratio of consolidated income available for debt service (as defined in the indentures) to the annual service charge (as defined in the indentures) shall have been less than 2.5 for the four quarters then most recently ended; and

  - incur any debt or permit a subsidiary to incur any debt secured by any mortgage lien, charge, pledge, encumbrance or security interest in which the aggregate principal amount of all our outstanding secured debt in greater than 40% of our total assets.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Events of default under the indentures for any series of debt securities include:

     - failure for 30 days to pay interest on any debt securities of that series;

     - failure to pay principal of, or premium, if any, on any debt securities of that series;

     -    failure to pay any sinking fund payment when due;

     - failure to perform or breach of any covenant or warranty contained in the indentures (other than a covenant added to the indentures solely for the benefit of a particular series of debt securities), which continues for 60 days after written notice as provided in the indenture;

     - default under any of our other debt instruments with an aggregate principal amount outstanding of at least $10,000,000; or

     - events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the debt securities of the series may declare the entire principal of that series due and payable immediately. If an event of default occurs due to bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee, no advance notice of acceleration is required; acceleration is automatic.

     Each indenture provides that, if an event of default has occurred, the trustee is to use the degree of care a prudent person would use in the conduct of his own affairs. Subject to those provisions, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request of any of the holders of the debt securities of a series unless they have furnished to the trustee reasonable security or indemnity.

     Each indenture provides that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration if:

         - we have paid, or deposited with the trustee a sum sufficient to pay:

         - all overdue interest on all debt securities of the applicable series;

         - the principal of and premium, if any, on any debt securities of the applicable series which have become due other than by such declaration of acceleration, plus interest thereon at the rate borne by the debt securities;

         - to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debt securities; and

         - all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

         - all events of default, other than the non-payment of principal of the debt securities which have become due solely by such declaration of acceleration, have been cured or waived.

     The trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of, and premium, if any, or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if the trustee considers such withholding to be in the interest of the holders.

LIMITATION ON SUITS

     The indentures limit the right of holders of debt securities to institute legal proceedings. No holder of any debt securities will have the right to bring a claim under an indenture unless:


     - the holder has given written notice to the trustee of default under the terms of that series of debt;

     - the holders of not less than 25% of the aggregate principal amount of debt securities of that series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as it may require;

     - the trustee has not commenced an action within 60 days of receipt of the notice, request and offer of indemnity; and

     - no direction inconsistent with a request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the debt securities.

     The holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee with respect to the securities of any series; provided, however, that

  -  the direction does not conflict with any rule of law or an indenture,

  - the trustee may take any action it deems proper and which is consistent with the direction of the holders; and

  - the trustee is not required to take any action that would unduly prejudice the holders of the debt securities not taking part in the action or would impose personal liability on the trustee.

MODIFICATION OF THE INDENTURES

     In order to change or modify an indenture, we must obtain the consent of holders of at least a majority in principal amount of all outstanding debt securities affected by that change. The consent of holders of at least a majority in principal amount of each series of outstanding debt securities is required to waive compliance by us with specific covenants in an indenture. We must obtain the consent of each holder affected by a change:

     - to extend the maturity, or to reduce the principal, redemption premium or interest rate;

     -    change the place of payment, or the coin or currency, for payment;

     -    limit the right to sue for payment; or

     - reduce the level of consents needed to approve a change to an indenture; or modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required level of consents needed to approve a change to an indenture.

DEFEASANCE

     Unless stated otherwise in a prospectus supplement, we will be able to discharge our obligations under debt securities at any time by taking the actions described below. The discharge of all obligations using this process is known as "defeasance." If we defease debt securities, all obligations under the series of debt securities that is defeased will be deemed to have been discharged, except for:

     - the rights of holders of outstanding debt securities to receive, solely from funds deposited for this purpose, payments in respect of the principal of, premium, if any, and interest on those debt securities when the payments are due;

     - the obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

     -    the rights, powers, trusts, duties and immunities of the trustee; and

     -    the defeasance provisions of the indenture.

     We will also be able to free ourselves from certain covenants that are described in the indentures by taking the actions described below. The discharge of obligations using this process is known as "covenant defeasance." If we defease covenants under debt securities, then certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under " -- Events of Default, Notice and Waiver" will no longer constitute an event of default with respect to the debt securities.

     Unless stated otherwise in a prospectus supplement, in order to exercise either defeasance or covenant defeasance as to the outstanding debt securities of a series:

     - we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, an amount in (1) currency in which those debt securities are then specified as payable at maturity, (2) government securities (as defined in the applicable indenture) or (3) any combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the debt securities of the applicable series on the stated maturity of such principal or installment of principal or interest and any mandatory sinking fund payments;

     - in the case of defeasance, we will deliver to the trustee an opinion of counsel confirming that either:

          - we have received from, or there has been published by, the Internal Revenue Service a ruling, or

          - since the date we issued the applicable debt securities, there has been a change in the applicable federal income tax law,

     the effect of either being that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     - in the case of covenant defeasance, we will deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     - no default or event of default shall have occurred and be continuing on the date of such deposit or insofar as Sections 501(6) and 501(7) of the indentures are concerned, at any time during the period ending on the 91st day after the date of deposit;

     - the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

     - we will deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for that relate to either the defeasance or the covenant defeasance, as the case may be, have been met; and

     - we will deliver to the trustee an opinion of counsel to the effect that either (1) as a result of the deposit pursuant to the first bullet in this paragraph and the election to defease, registration is not required under the Investment Company Act of 1940, as amended, with respect to the trust funds representing the deposit, or (2) all necessary registrations under the Investment Company Act have been effected.

CONVERSION

     Debt securities may be convertible into or exchangeable for common shares or preferred shares. The prospectus supplement will describe the terms of any conversion rights. To protect our status as a REIT, debt securities are not convertible if, as a result of that conversion, any person would then be deemed to own, directly or indirectly, more than 9.8% of our capital shares. See "Description of Capital Shares--Restrictions on Ownership" on page 23.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     Each indenture generally permits us to consolidate or merge with another entity. The indentures also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will only consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the indentures. The remaining or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor entity may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of trust managers or any of our officers may be done by the board or officers of the successor entity.

MODIFICATIONS AND AMENDMENTS

     Unless stated otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment:

     - change the stated maturity of the principal of, or any installment of interest on, any debt security;

     - reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

     - change the currency in which the principal or premium, if any, of any debt security or the interest thereon is payable;

     - reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults; or

     - modify any of the provisions that relate to supplemental indentures and that require the consent of holders, that relate to the waiver of past defaults, that relate to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding debt securities required to take such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

     Unless we say otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture without the consent of the holders if the modification or amendment does only the following:

     - evidences the succession of another person to us and the assumption by any such successor of any covenants under the indenture and in the debt securities of any series;

     - adds to our covenants for the benefit of the holders of all or any series of debt securities or surrenders any of our rights or powers;

     - adds any additional event of default for the benefit of the holders of all or any series of debt securities;

     - adds or changes any provisions to the extent necessary to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities or bearer of securities of other authorized denominations, or to permit or facilitate the issuance of securities in uncertificated form;

     - changes or eliminates any provision affecting only debt securities not yet issued;

     -    secures the debt securities of any series;

     - establishes the form or terms of debt securities of any series not yet issued;

     - evidences and provides for successor trustees or adds or changes any provisions of the indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

     - cures any ambiguity, corrects or supplements any provisions which may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of debt securities of any series then outstanding in any material respect; or

     - supplements any provision of the indenture to such extent as shall be necessary to permit the facilitation of defeasance and discharge of any series of debt securities; provided, however, that any such action may not adversely affect the interest of holders of debt securities of any series then outstanding in any material respect.

ORIGINAL ISSUE DISCOUNT

     We may issue debt securities under either indenture for less than their stated principal amount. Such securities may be treated as "original issue discount securities," and they may be subject to special tax consequences. In addition, some debt securities that are offered and sold at their stated principal amount may, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. We will describe the federal income tax consequences and other special consequences applicable to securities treated as original issue discount securities in the prospectus supplement relating to such securities. "Original issue discount security" generally means any debt security that:

     -    does not provide for the payment of interest prior to maturity; or

     - is issued at a price lower than its face value and provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

GOVERNING LAW

     Unless stated otherwise in a prospectus supplement, each indenture and the debt securities will be governed by the laws of the State of New York.

                          DESCRIPTION OF CAPITAL SHARES

     We are a Texas real estate investment trust. Your rights as a shareholder are governed by the Texas Real Estate Investment Trust Act, our declaration of trust and our bylaws. The following summary of terms, rights and preferences of the shares of beneficial interest is not complete. You should read our declaration of trust and bylaws for more complete information.


AUTHORIZED SHARES

     Our declaration of trust provides that we may issue up to 160,000,000 shares of beneficial interest, consisting of 150,000,000 common shares, par value $0.03 per share, and 10,000,000 preferred shares, par value $.03 per share. At February 28, 2003, 52,091,994 common shares, 3,000,000 7.44% Series A Cumulative Redeemable Preferred Shares, 3,518,192 7.125% Series B Cumulative Redeemable Preferred Shares and 2,252,582 7.0% Series C Cumulative Redeemable Preferred Shares were issued and outstanding. In addition, we have 753,340 common shares available for issuance upon the exercise of options granted under our employee and trust manager share option plans. Mellon Investor Services, LLC is the transfer agent and registrar of our common shares and preferred shares.


SHAREHOLDER LIABILITY

     Under Texas law, you will not be personally liable for any obligation of ours solely because you are a shareholder. Under our declaration of trust, our shareholders are not personally liable for our debts or obligations and will not be subject to any personal liability in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a shareholder.

     Notwithstanding these limitations, common law theories of "piercing the corporate veil" may be used to impose liability on shareholders in certain instances. Also, to the extent that we conduct operations in another jurisdiction where the law of that jurisdiction (1) does not recognize the limitations of liability afforded by contract, Texas law or our declaration of trust, and (2) does not provide similar limitations of liability applicable to real estate investment trusts or other trusts, a third party could attempt, under limited circumstances, to assert a claim against our shareholders based upon our obligations.

COMMON SHARES

     All common shares offered and sold through this prospectus will be duly authorized, fully paid and nonassessable. As a shareholder, you will be entitled to receive distributions, or dividends, on the shares you own if the board of trust managers authorizes a dividend to the holders of our common shares out of our legally available assets. However, your right to receive those dividends may be affected by the preferential rights of any other class or series of shares of beneficial interest and the provisions of our declaration of trust regarding restrictions on the transfer of shares of beneficial interest. You will also be entitled to receive dividends based on our assets available for distribution to common shareholders if we liquidate, dissolve or wind up our operations. The amount you, as a shareholder, would receive in the distribution would be determined by the amount of your beneficial ownership of us in comparison with other beneficial owners. Assets will be available for distribution to shareholders only after we have paid all of our known debts and liabilities and paid the holders of our Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares and any other preferred shares we may issue which are outstanding at that time.

     Voting Rights. Each outstanding common share owned by a shareholder entitles that holder to one vote on all matters submitted to a vote of shareholders, including the election of trust managers. The right to vote is subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, which we describe under " - Restrictions on Ownership and Transfer," below. There is no cumulative voting in the election of trust managers.

     As  a  holder  of  a  common  share,  you  will

not have any right to:

     -    convert your shares into any other security;

     -    have any funds set aside for future payments;

     -    require us to repurchase your shares; or

     - purchase any of our securities, if other securities are offered for sale, other than as a member of the general public.

     Subject to the terms of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, each common share has the same dividend, distribution, liquidation and other rights as each other common share.

     According to the terms of our declaration of trust and bylaws and Texas law, all matters submitted to the shareholders for approval, except for those matters listed below, are approved if a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present are voted in favor of approval. The following matters require approval other than by a majority of all votes cast:

     - the election of trust managers (which provides that trust managers remain on the board unless and until a nominee for that board seat receives the affirmative vote of the holders of 66 2/3% of our common shares);

     - the amendment of our declaration of trust by shareholders (which requires the affirmative vote of 66 2/3% of all votes entitled to be cast on the matter);

     - our termination, winding up of affairs and liquidation (which requires the affirmative vote of 66 2/3% of all the votes entitled to be cast on the matter); and

     - our merger or consolidation with another entity or sale of all or substantially all of our property (which requires the approval of the board of trust managers and an affirmative vote of two-thirds of all the votes entitled to be cast on the matter).

     Stock Exchange Listing. Our common shares are traded on the New York Stock Exchange under the trading symbol "WRI."

PREFERRED SHARES

     General. Under our declaration of trust, our board of trust managers is authorized to determine for each series of preferred shares, and the prospectus supplement shall set forth with respect to each series that may be issued and sold pursuant hereto:

     - the designation of such shares and the number of shares that constitute such series;

     - the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to the payment of dividends with respect to other classes or series of our capital shares;

     -  the  dividend  periods  (or  the  method  of  calculation  thereof);

     -  the  voting  rights,  if  any,  of  the  shares;

     -  the  terms  and  amount  of  a  sinking  fund,  if  any;

     - the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of our capital shares and any other rights of the shares of such series upon our liquidation or winding-up;

     - whether or not and on what terms the shares of such series will be subject to redemption or repurchase at our option;

     - whether and on what terms the shares of such series will be convertible into or exchangeable for our other debt or equity securities;

     - whether the shares of such series of preferred shares will be listed on a securities exchange;

     - any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in " - Restrictions on Ownership and Transfer," in each case as may be appropriate to preserve our status as a real estate investment trust;

     - any special United States federal income tax considerations applicable to such series; and

     - the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series not inconsistent with our declaration of trust, our bylaws and the Texas Real Estate Investment Trust Act.

     The terms of any preferred shares we issue will be set forth in resolutions adopted by our board of trust managers. We will file such resolutions as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail. You should read the applicable resolutions for a complete description of all of the terms.

     Convertibility. No series of preferred shares that may be issued and sold pursuant hereto will be convertible into or exchangeable for other securities or property, except as set forth in the applicable prospectus supplement which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

     Dividends. Holders of preferred shares shall be entitled to receive, when and as declared by our board of trust managers, out of funds legally available therefor, an annual cash dividend payable at such dates and such rates, if any, per share per annum as set forth in the applicable prospectus supplement.


     Unless otherwise set forth in the applicable prospectus supplement, each series of preferred shares that may be issued and sold pursuant hereto, will rank junior as to dividends to any preferred shares that may be issued in the future that is expressly senior as to dividends to the preferred shares. If at any time we fail to pay accrued dividends on any such senior shares at the time such dividends are payable, we may not pay any dividend on the preferred shares or redeem or otherwise repurchase preferred shares until such accumulated but unpaid dividends on such senior shares have been paid or set aside for payment in full by us.

     Unless otherwise set forth herein or in the applicable prospectus supplement relating to any class or series of preferred shares that may be issued and sold pursuant hereto, no dividends shall be declared or set aside for payment nor shall any other distribution be declared or made upon the common shares, or any of our other capital shares ranking junior to or on a parity with the preferred shares with such series as to dividends, nor shall any common shares or any of our capital shares ranking junior to or on a parity with the preferred shares with such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares by us (except by conversion into or exchange for our other capital shares ranking junior to the preferred shares of such series as to dividends and upon liquidation)) unless

          - if such series of preferred shares has a cumulative dividend, full cumulative dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; and

          - if such series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

provided, however, that any monies theretofore deposited in any sinking fund with respect to any preferred shares in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred shares in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon preferred shares outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such junior or parity preferred shares or common shares may be converted into or exchanged for our shares ranking junior to the preferred shares as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year or twelve 30-day months. Accrued but unpaid dividends will not bear interest.

     Redemption and Skining Fund. No series of preferred shares that may be issued and sold pursuant hereto will be redeemable or be entitled to receive the benefit of a sinking fund, except as set forth in the applicable prospectus supplement, which will set forth the terms and conditions thereof, including the dates and redemption price of any such redemption, any conditions thereto, and any other redemption or sinking fund provisions.

     Liquidation Rights. In the event of our voluntary liquidation, dissolution or winding-up, the holders of any series of any class of preferred shares shall be entitled to receive in full out of our assets, including our capital, before any amount shall be paid or distributed among the holders of the common shares or any other shares ranking junior to such series, the amounts fixed by our board of trust managers with respect to such series and set forth in the applicable prospectus supplement. In addition, each holder will receive an amount equal to all dividends accrued and unpaid on that series of preferred shares to the date of payment of the amount due pursuant to our liquidation, dissolution or winding-up. However, holders of noncumulative preferred shares will only receive dividends for the current dividend period. After holders of the preferred shares are paid the full preferential amounts to which they are entitled, they will have no right or claim to any of our remaining assets. If liquidating distributions are made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of capital shares ranking junior to the preferred shares upon liquidation, dissolution or winding-up. The distributions will be made according to the holders' respective rights and preferences and, in each case, according to their respective numbers of shares. Our merger or consolidation into or with any other corporation, or the sale, lease or conveyance of all or substantially all of our assets, shall not constitute a dissolution, liquidation or winding-up.

     Voting Rights. Holders of preferred shares will not have any voting rights, except as follows and as from time to time required by law. If and when we are in default in the payment of (or, with respect to noncumulative shares, have not paid or declared and set aside a sum sufficient for the payment of) dividends on any series of any class of outstanding preferred shares, for consecutive dividend payment periods which in the aggregate contain at least 540 days, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a number of trust managers set forth in the applicable prospectus supplement. This voting right shall be vested and any additional trust managers shall serve until all accrued and unpaid dividends (except, with respect to noncumulative shares, only dividends for the then current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.

     The affirmative vote of the holders of at least 66 2/3% of a class of outstanding preferred shares, voting separately as a class, shall be necessary to effect either of the following:

     - the authorization, creation or increase in the authorized number of any shares, or any security convertible into shares, senior to such class of preferred shares; or

     - any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our declaration of trust which adversely and materially affects the preferences or voting or other rights of the holders of such class of preferred shares which are set forth in our declaration of trust. However, the amendment of the declaration of trust to authorize, create or change the authorized or outstanding number of a class of preferred shares or of any shares ranking on a parity with or junior to such class of preferred shares does not adversely and materially affect preferences or voting or other rights of the holders of such class of preferred shares. In addition, amending the declaration of trust to change the number or classification of our trust managers does not adversely or materially affect preferences or voting rights or other rights. Voting shall be done in person at a meeting called for one of the above purposes or in writing by proxy.

     Without limiting the provisions described above, under the Texas REIT Act, unless such authority is otherwise granted to the trust managers under our declaration of trust, holders of each class of preferred shares will be entitled to vote as a class on any amendment to the declaration of trust, whether or not they are entitled to vote thereon by the declaration of trust, if the amendment would

     (1) increase or decrease the aggregate number of authorized shares of such class or series;

     (2) increase or decrease the par value of the shares of such class, including changing shares having a par value into shares without par value, or shares without par value into shares with par value;

     (3) effect an exchange, reclassification, or cancellation of all or part of the shares of such class or series;

     (4) effect an exchange or create a right of exchange of all or any part of the shares of another class into the shares of such class or series;

     (5) change the designations, preferences, limitations, or relative rights of the shares of such class or series;

     (6) change the shares of such class or series, whether with or without par value, into the same or a different number of shares, either with or without par value, of the same class or series or another class or series;

     (7) create a new class or series of shares having rights and preferences equal, prior, or superior to the shares of the class or series, or increase the rights and preferences of any class or series having rights and preferences equal, prior, or superior to the shares of the class or series, or increase the rights and preferences of any class or series having rights or preferences later or inferior to the shares of the class or series in such a manner as to become equal, prior, or superior to the shares of the class or series;

     (8) divide the shares of the class into series and fix and determine the designation of the series and the variations in the relative rights and preferences between the shares of the series;

     (9) limit or deny the existing preemptive rights of the shares of the class or series, if the rights have previously been granted pursuant to the Texas REIT Act; or

     (10) cancel or otherwise affect dividends on the shares of the class or series that had accrued but had not been declared.

     Stock Exchange Listing. Our Series A Cumulative Redeemable Preferred Shares and our Series C Cumulative Redeemable Preferred Shares are listed for trading on the New York Stock Exchange.

DEPOSITARY SHARES

     General. We may issue receipts for depositary shares, each of which will represent a fractional interest of a particular series of a class of preferred shares, as specified in the applicable prospectus supplement. The preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of a preferred shares represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights ) as designated by our board of trust managers.

     The summary of our depositary shares set forth below is not complete. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see "Where You Can Find More Information" on page 40.

     Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received on behalf of the preferred shares proportionately to the record holders of the related depositary receipts owned by such holder. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

     In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain changes and expenses to the depositary.

     Withdrawal of Shares. Unless the related depositary shares have previously been called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

     Redemption. Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred shares, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

     Voting Rights. Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred shares. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares related to such holder's depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred shares. The depositary will vote the preferred shares related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred shares. The depositary will abstain from voting preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

     Liquidation Preference. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

     Conversion of Preferred Shares. The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common shares, other preferred shares or other shares of capital shares. We have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion. If conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

     Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

     We may terminate the deposit agreement upon not less than 30 days' prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred shares affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

     -    all outstanding depositary shares have been redeemed;

     - there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

     - each related preferred share shall have been converted into capital shares that are not represented by depositary shares.

     Fees of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary's fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

     Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     Miscellaneous. The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related preferred shares. Neither us nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence, gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

     If the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

RESTRICTIONS ON OWNERSHIP

     In order for us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. In addition, our capital shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. For purposes of restrictions on ownership, "capital shares" means our common shares and any securities convertible into common shares.

     Because the board believes it is essential for us to continue to qualify as a REIT, our declaration of trust generally provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of our total outstanding capital shares. Any transfer of shares will not be valid if it would:

     - create a direct or indirect ownership of shares in excess of 9.8% of our total outstanding capital shares;

     -    result in shares being owned by fewer than 100 persons;

     -    result in our being "closely held" within the meaning of
  Section 856(h) of the Internal Revenue Code; or

     -    result in our disqualification as a REIT.

     Shares held by a person in excess of 9.8% of our total outstanding capital shares will automatically be deemed to be transferred to us as trustee of a trust for the exclusive benefit of the transferees to whom those shares may ultimately be transferred without violating the 9.8% ownership limit. Such excess shares shall be treated as treasury shares. While in trust, these shares will not be entitled to vote (except as required by law), and will not be entitled to participate in dividends or other distributions. All certificates representing capital shares will bear a legend referring to the restrictions described above.

     These restrictions on ownership may have the effect of precluding the acquisition of control unless our board of trust managers and shareholders determine that maintenance of REIT status is no longer in our best interests.

BUSINESS COMBINATIONS

     Our declaration of trust requires that except in certain circumstances, a business combination between us and a related person must be approved by the affirmative vote of the holders of not less than 80% of our outstanding common shares, including the affirmative vote of the holders of not less than 50% of the outstanding common shares not owned by the related person. However, the 50% voting requirement is not applicable if the business combination is approved by the affirmative vote of the holders of not less than 90% of our outstanding common shares. Our declaration of trust provides that a "business combination" is:

     (1) any merger or consolidation, if and to the extent permitted by law, of us or our subsidiary, with or into a related person;

     (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 35% of the book value of the total assets of us and our subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is being made, to or with a related person;

     (3) the issuance or transfer by us or our subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities by us or our subsidiary to a related person;

     (4) any reclassification of securities (including any reverse share split) or recapitalization by us, the effect of which would be to increase the voting power of the related person;

     (5) the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related person which involves any transfer of assets, or any other transaction, in which the related person has any direct or indirect interest (except proportionally as a shareholder);

     (6) any series or combination of transactions having, directly or indirectly, the same or substantially the same effect as any of the foregoing; and

     (7) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

     A "related person" generally is defined in the declaration of trust to include any individual, corporation, partnership or other person and the affiliates and associates of any such individual, corporation, partnership or other person which individually or together is the beneficial owner in the aggregate of more than 50% of our outstanding common shares.

     The 80% and 50% voting requirements outlined above will not apply, however, if:

     (1) the trust managers by a vote of not less than 80% of the trust managers then holding office (a) have expressly approved in advance the acquisition of our common shares that caused the related person to become a related person or (b) have expressly approved the business combination prior to the date on which the related person involved in the business combination shall have become a related person; or

     (2) the business combination is solely between us and another corporation, 100% of the voting stock of which is owned directly or indirectly by us; or

     (3) the business combination is proposed to be consummated within one year of the consummation of a fair tender offer (as defined in the declaration of trust) by the related person in which the business combination, the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of our common shares in the business combination is not less than the price offered in the fair tender offer;

     (4)    all  of  the  following  conditions  shall  have  been  met:

            (a) the business combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a related person and the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of common shares in the business combination is not less than the highest per-share price, with appropriate adjustments for recapitalizations and for share splits and share dividends, paid by the related person in acquiring any of its holdings of our common shares, which shall constitute a "fair price;"

            (b) the consideration to be received by such holders is either cash or, if the related person shall have acquired the majority of its holdings of our common shares for a form of consideration other than cash, in the same form of consideration with which the related person acquired such majority;

            (c) after such person has become a related person and prior to consummation of such business combination:

            - there shall have been no reduction in the annual rate of dividends, if any, paid per share on our common shares (adjusted as appropriate for recapitalizations and for share splits, reverse share splits and share dividends), except any reduction in such rate that is made proportionately with any decline in our net income for the period for which such dividends are declared and except as approved by a majority of the trust managers continuing in office; and

            - such related person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by us prior to the consummation of such business combination (other than in connection with financing a fair tender offer); and

            (d) proxy statement that conforms in all respects with the provisions of the Exchange Act and the rules and regulations thereunder shall be mailed to holders of our common shares at least 30 days prior to the consummation of the business combination for the purpose of soliciting shareholder approval of the business combination; or

     (5)    the "rights" (as  defined  below)  shall  have  become  exercisable.

     If a person has become a related person and within one year after the date of the transaction pursuant to which the related person became a related person, which shall be considered as the "acquisition date,"

     (1)    a business combination meeting all of the requirements of paragraphs
(4)(a)(b)(c) and (d) above regarding the applicability of the 80% voting requirement shall not have been consummated;

     (2)    a fair tender offer shall not have been consummated; and

     (3)    we have not been dissolved and liquidated,

then, in such event the beneficial owner of each common share (not including shares beneficially owned by the related person) shall have the right (each a "right" and collectively the "rights") which may be exercised subject to certain conditions, commencing at the opening of business on the one-year anniversary date of the acquisition date and continuing for a period of 90 days thereafter, subject to certain extensions, to sell to us on the terms set forth herein one share upon exercise of such right. At 5:00 P.M., Houston, Texas time, on the last day of the exercise period, each right not exercised shall become void, all rights in respect thereof shall cease as of such time and the certificates shall no longer represent rights.

                             DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of preferred shares or common shares. We may issue warrants independently or together with debt securities, preferred shares or common shares or attached to or separate from the offered securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

     The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

     -    the  title  of  such  warrants;

     -    the aggregate number of such warrants;

     -    the price or prices at which such warrants will be issued;

     - the type and number of securities purchasable upon exercise of such warrants;

     - the designation and terms of the other offered securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

     - the date, if any, on and after which such warrants and the related securities will be separately transferable;

     - the price at which each security purchasable upon exercise of such warrants may be purchased;

     - the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     - the minimum or maximum amount of such warrants that may be exercised at any one time;

     -    information with respect to book-entry procedures, if any;

     -    any anti-dilution protection;

     -    a discussion of certain federal income tax considerations; and

     - any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

     Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the preferred shares or common shares purchasable upon such exercise may be entitled.

     Each warrant will entitle the holder to purchase for cash such number of preferred shares or common shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. time on the expiration date, unexercised warrants will become void.

     Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

               DESCRIPTION OF OTHER CLASSES OF OUTSTANDING SHARES

7.44% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES

     On  February  19,  1998,  we  issued  3,000,000  shares  of  7.44% Series A
Cumulative Redeemable Preferred Shares for $75.0 million. The Series A Preferred has a liquidation preference of $25.00 pre share and the holders are entitled to cumulative dividends from the date of original issuance of $1.86 per share per year. We may not redeem the shares before March 31, 2003 and thereafter, the shares may be redeemed solely from the proceeds of an offering of our capital shares. The redemption price per share is $25.00, plus any accrued and unpaid dividends through the date of such redemption. The shares have no maturity date and will remain outstanding indefinitely unless redeemed. The shares are not convertible into any of our other securities. The Series A Preferred shareholders generally have no voting rights, except if we fail to pay dividends for six quarters. In that event, the holders of the Series A Preferred, Series B Preferred and Series C Preferred, voting together as a single class, have the right to elect two trust managers who shall serve until all dividend arrearages have been paid. On May 5, 2003, we will redeem all outstanding shares of Series A Preferred.

     The  Series  A  Preferred  is  listed  for  trading  on  the New York Stock
 Exchange.

7.125% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES

     On October 20, 1998, we issued 3,600,000 of 7.125% Series B Cumulative Redeemable Preferred Shares for $90.0 million. Except with respect to the description of the dividend rate and the redemption rights upon the death of a holder of Series B Preferred, the terms of the Series B Preferred are substantially identical to the terms of the Series A Preferred. The Series B Preferred ranks on parity with the Series A Preferred with respect to the payment of dividends and payments upon liquidation. The holders of the Series B Preferred are entitled to cumulative dividends from the date of original issuance of $1.78 per share per year. We may not redeem the shares before October 20, 2003.

     Commencing December 15, 1998, on March 15, June 15, September 15 and December 15 of each year, we will, upon the death of any registered holder of the Series B Preferred, redeem such shares held by the registered owner upon presentation of appropriate documentation by such registered owner's personal representative or surviving joint tenant. Our obligation to redeem the shares is subject to the following limitations:

     -    We  will  only  redeem  1,000  shares  per  owner  per  year.

     - During the first 10 years, in any one year, we will only redeem up to 108,000 shares.

     - During years 11 through 20, in any one year, we will only redeem up to 72,000 shares.

     -    After year 20,  we will only redeem  up  to  36,000 shares each year.

     - The yearly redemption limitations listed above are cumulative. The difference, if any, between that year's redemption limitation and the amount actually redeemed in such year will be available for redemption in later years, subject to an overall redemption limitation of 108,000 shares per year.

     - We will redeem shares only four times each year subject to the following cumulative limitations:

              March 15 - up to 27,000 shares;
              June 15 - up to 54,000 shares;
              September 15 - up to 81,000 shares; and
              December 15 - up to 108,000 shares.

     The  Series  B  Preferred  is  not  listed  for  trading  on  any exchange.

7.00% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES

     On January 14, 1999, we issued 2,300,000 shares of 7.00% Series C Cumulative Redeemable Preferred Shares for $115.0 million. Except with respect to the description of the liquidation preference, dividend rate and the redemption date of the Series C Preferred, the terms of the Series C Preferred are substantially identical to the terms of the Series A Preferred and Series B Preferred. The Series C Preferred ranks on parity with the Series A Preferred and Series B Preferred with respect to the payment of dividends and payments upon liquidation. The Series C Preferred has a liquidation preference of $50.00 per share and the holders are entitled to cumulative dividends from the date of original issuance of $3.50 per share per year. We may not redeem the shares before March 15, 2004. The redemption price per share is $50.00, plus any accrued and unpaid dividends through the date of such redemption. Commencing March 15, 1999, upon the death of any registered owner of this Series C
Preferred, we will redeem such shares held by such registered owner upon presentation of appropriate documentation by the registered owner's personal representative or surviving joint tenant. Our obligation to redeem the shares is subject to the following limitations:

     -    We  will  only  redeem  500  shares  per  owner  per  year.

     - During the first 10 years, in any one year, we will only redeem upon to 69,000 shares.

     - During years 11 through 20, in any one year, we will only redeem up to 46,000 shares.

     -    After year  20,  we will only redeem  up  to  23,000  shares per year.

     - The above yearly redemption limitations are cumulative. The difference, if any, between that year's redemption limitation and the amount actually redeemed in such year will be available for redemption in later years, subject to an overall redemption limitation of 69,000 shares per year.

     - We will redeem shares only four times each year subject to the following cumulative limitations:

              March 15 - up to 17,500 shares;
              June 15 - up to 34,500 shares;
              September 15 - up to 51,750 shares; and
              December 15 - up 69,000 shares.

     The  Series  C  Preferred  is  listed  for  trading  on  the New York Stock
Exchange.

6.75% SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES AND DEPOSITARY SHARES

     On April 30, 2003, we intend to issue 100,000 shares of 6.75% Series D Cumulative Redeemable Preferred Shares and 3,000,000 depositary shares for $75.0 million. Each depositary share represents a 1/30 fractional interest in a share of Series D Preferred. The Series D Preferred has a liquidation preference $750.00 per share (equivalent to $25.00 per depositary share) and the holders are entitled to cumulative dividends from the date of original issuance of $50.625 per share (equivalent to $1.6875 per depositary share). The Series D Preferred ranks on parity with the Series A Preferred, the Series B Preferred and the Series C Preferred with respect to the payment of dividends and payments upon liquidation. We may not redeem the Series D Preferred Shares before April 30, 2008. The redemption price per share of Series D Preferred is $750.00 (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends through the date of such redemption. The Series D Preferred and the depositary shares have no maturity date and will remain outstanding indefinitely unless redeemed. The Series D Preferred and the depositary shares are not convertible into or exchangeable for any of our other securities. The Series D Preferred shareholders and holders of the depositary shares generally have no voting rights, except if we fail to pay dividends for six quarters. In that event, the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, voting together as a single class, have the right to elect two trust managers who shall serve until all dividend arrearages have been paid. In such case, the entire board of trust managers will be increased by two trust managers.

     The Series D Preferred will not be listed for trading on any exchange. The depositary shares will be listed for trading on the New York Stock Exchange.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of material federal income tax consequences that may be relevant to a holder of our securities is based on current law, is for general information only and is not intended as tax advice. The following discussion, which is not exhaustive of all possible tax consequences, does not include a detailed discussion of any state, local or foreign tax consequences. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of our securities in light of his or her particular circumstances or to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States and persons holding securities as part of a conversion transaction, a hedging transaction or as a position in a straddle for tax purposes) who are subject to special treatment under the federal income tax laws.

     The statements in this discussion are based on current provisions of the Internal Revenue Code existing, temporary and currently proposed Treasury Regulations under the Internal Revenue Code, the legislative history of the Internal Revenue Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this discussion with respect to transactions entered into or contemplated prior to the effective date of such changes. Any such change could apply retroactively to transactions preceding the date of the change. We do not plan to request any rulings from the IRS concerning our tax treatment and the statements in this discussion are not binding on the IRS or any court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or that such challenge will not be sustained by a court.

     This discussion is not intended as a substitute for careful tax planning. Each prospective purchaser of securities is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of securities in an entity electing to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, disposition and election, and of potential changes in applicable tax laws.

     We have elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code for federal income tax purposes commencing with our taxable year ended December 31, 1985. We believe that we have been organized and have operated in a manner that qualifies for taxation as a REIT under the Internal Revenue Code. We also believe that we will continue to operate in a manner that will preserve our status as a REIT. We cannot however, assure you that such requirements will be met in the future.

     Locke Liddell & Sapp LLP, our legal counsel, has issued an opinion to us to the effect that we qualified as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2002, we have been organized and our manner of operation has been in conformity with the requirements for qualification and taxation as a REIT as of the date of this prospectus and that our proposed manner of operation and diversity of equity ownership should enable us to continue to satisfy the requirements for qualification as a REIT in calendar year 2003 if we operate in accordance with the methods of operations described herein including our representations concerning our intended method of operation. However, you should be aware that opinions of counsel are not binding on the IRS or on the courts, and, if the IRS were to challenge these conclusions, no assurance can be given that these conclusions would be sustained in court. The opinion of Locke Liddell & Sapp LLP is based on various assumptions as well as on certain representations made by us as to factual matters, including a factual representation letter provided by us. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results, asset diversification, distribution levels and diversity of stock ownership.
Locke Liddell & Sapp LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, no assurance can be given that we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. See " - Failure to Qualify as a REIT." The following is a summary of the material federal income tax considerations affecting us as a REIT and the holders of our securities. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and these rules and regulations.

REIT QUALIFICATION

     We must be organized as an entity that would, if we do not maintain our REIT status, be taxable as a regular corporation. We cannot be a financial institution or an insurance company. We must be managed by one or more trust managers. Our taxable year must be the calendar year. Our beneficial ownership must be evidenced by transferable shares. Our capital shares must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Not more than 50% of the value of the shares of our capital shares may be held, directly or indirectly, applying the applicable constructive ownership rules of the Internal Revenue Code, by five or fewer individuals at any time during the last half of each of our taxable years. We must also meet certain other tests, described below, regarding the nature of our income and assets and the amount of our distributions.

     Our outstanding common shares are owned by a sufficient number of investors and in appropriate proportions to permit us to satisfy these share ownership requirements. To protect against violations of these share ownership requirements, our declaration of trust provides that no person is permitted to own, applying constructive ownership tests set forth in the Internal Revenue Code, more than 9.8% of our outstanding common shares, unless the trust managers (including a majority of the independent trust managers) are provided evidence satisfactory to them in their sole discretion that our qualification as a REIT will not be jeopardized. In addition, our declaration of trust contains restrictions on transfers of capital shares, as well as provisions that automatically convert common shares into excess securities to the extent that the ownership otherwise might jeopardize our REIT status. These restrictions, however may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the 50% requirement described above, we will be treated as having met this requirement. See the section below entitled " - Failure to Qualify as a REIT."

     To monitor our compliance with the share ownership requirements, we are required to and we do maintain records disclosing the actual ownership of our common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

     We currently satisfy, and expect to continue to satisfy, each of these requirements discussed above. We also currently satisfy, and expect to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

     Sources of Gross Income. In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income - a 75% gross income test and a 95% gross income test. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. The Internal Revenue Code allows a REIT to own and operate a number of its properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Internal Revenue Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income of the REIT.

     In the case of a REIT which is a partner in a partnership or any other entity such as a limited liability company that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of
Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of any partnership in which we own an interest are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

     75% Gross Income Test. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

     -    rents from real property;

     -    interest on loans secured by real property;

     - gains from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of our business, referred to below as "dealer property");

     - income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property");

     - distributions on, or gain from the sale of, shares of other qualifying REITs;

     -    abatements and refunds of real property taxes;

     - amounts received as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property; and

     -    "qualified temporary investment income" (described below).

               In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and not including certain dealer property we have held for at least four years.

     We expect that substantially all of our operating gross income will be considered rent from real property and interest income. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is not more than 15% of the total rent received or accrued under the lease for the taxable year. We do not expect to earn material amounts in these categories.

     Rent from real property generally does not include rent based on the income or profits derived from the property. However, rent based on a percentage of gross receipt or sales is permitted as rent from real property and we will have leases where rent is based on a percentage of gross receipt or sales. We generally do not intend to lease property and receive rentals based on the tenant's income or profit. Also excluded from "rents from real property" is rent received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in Section 318 and Section 856(d)(5) of the Internal Revenue Code, own a 10% or greater interest.

     A third exclusion from qualifying rent income covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income or through a "taxable REIT subsidiary." A taxable REIT subsidiary is a corporation in which a REIT owns stock, directly or indirectly, and with respect to which the corporation and the REIT have made a joint election to treat the corporation as a taxable REIT subsidiary. The obligation to operate through an independent contractor or a taxable REIT subsidiary generally does not apply, however, if the services we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax-exempt owner of the property). Further, if the gross income from non-customary services with respect to a property, valued at no less than 150% of our direct cost of performing such services, is 1% or less of the total income derived from the property, then the provision of such non-customary services shall not prohibit the rental income (except the non-customary service income) from qualifying as "rents from real property."

     We believe that the only material services generally to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. We do not intend to provide services that might be considered rendered primarily for the convenience of the tenants, such as hotel, health care or extensive recreational or social services. Consequently, we believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be included under that test.

     Upon the ultimate sale of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

     95% Gross Income Test. In addition to earning 75% of our gross income from the sources listed above, 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

     Failing the 75% or 95% Tests; Reasonable Cause. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources, including brokerage commissions or other fees for services rendered. We may receive certain types of that income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and that income, together with other nonqualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate that we will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends we receive from these subsidiaries would be included in our gross income and qualify for the 95% income test.

     If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if (1) we report the source and nature of each item of our gross income in our federal income tax return for that year, (2) the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax, and (3) the failure to meet the tests is due to reasonable cause and not to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive causes us to exceed the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed below, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% income tests (but in the case of the 95% income test, applied only to the extent that our qualifying income is less than 90% of our gross income) for that year times a fraction intended to reflect our profitability. See " - Taxation as a REIT" on page 34.

     Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any subsidiary partnerships), will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our and our subsidiary partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties, and to make occasional sales of the properties as are consistent with their investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

     Character of Assets Owned. At the close of each calendar quarter of our taxable year, we also must meet three tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital. Second, although the balance of our assets generally may be invested without restriction, other than certain debt securities, we will not be permitted to own
(1) securities of any one non-governmental issuer (other than a taxable REIT subsidiary) that represent more than 5% of the value of our total assets, (2) securities possessing more than 10% of the voting power of the outstanding securities of any single issuer or (3) securities having a value of more than 10% of the total value of the outstanding securities of any one issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. A REIT may also own more than 10% of the voting power or value of a taxable REIT subsidiary. Third, securities of a single taxable REIT subsidiary may represent more than 5% of the value of our total assets but not more than 20% of the value of a REIT's total assets may be represented by securities of one or more taxable REIT subsidiaries. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

     After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to take such action within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

     Annual Distributions to Shareholders. To maintain our REIT status, we generally must distribute as a dividend to our shareholders in each taxable year at least 90% of our net ordinary income. Capital gain is not required to be distributed. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our "REIT Taxable Income" before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on such income, minus (2) certain limited categories of "excess noncash income," including, income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount income. REIT Taxable Income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

     A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year. Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year. Other dividends declared before the due date of our tax return for the taxable year, including extensions, also will be treated as paid in the prior year if they are paid (1) within 12 months of the end of that taxable year and (2) no later than our next regular distribution payment. Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed for each calendar year to the extent that dividends declared and distributed or deemed distributed on or before December 31 are less than the sum of (a) 85% of our "ordinary income" plus (b) 95% of our capital gain net income plus (c) any undistributed income from prior periods.

     To be entitled to a dividends paid deduction, the amount distributed by a REIT must not be preferential. For example, every shareholder of the class of shares to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated otherwise than in accordance with its dividend rights as a class.

     We will be taxed at regular corporate rates to the extent that we retain any portion of our taxable income. For example, if we distribute only the required 90% of our taxable income, we would be taxed on the retained 10%. Under certain circumstances we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or due to timing differences between tax reporting and cash receipts and disbursements (i.e., income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed). Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event these circumstances do occur, then in order to meet the 90% distribution requirement, we may cause our operating partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

     If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to cure the failure retroactively by paying a "deficiency dividend," as well as applicable interest and penalties, within a specified period.

TAXATION AS A REIT

     As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the "double taxation" imposed on investments in most corporations. Double taxation refers to taxation that occurs once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. We generally will be taxed only on the portion of our taxable income that we retain, which will include any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent that class is entitled to a preference. We do not anticipate that we will pay any of those preferential dividends. Because excess shares will represent a separate class of outstanding shares, the fact that those shares will not be entitled to dividends should not adversely affect our ability to deduct our dividend payments.

     Even as a REIT, we will be subject to tax in certain circumstances as follows:

     - we would be subject to tax on any income or gain from foreclosure property at the highest corporate rate (currently 35%). Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property;

     - a confiscatory tax of 100% applies to any net income from prohibited transactions which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;

     - if we fail to meet either the 75% or 95% source of income tests described above, but still qualify for REIT status under the reasonable cause exception to those tests, a 100% tax would be imposed equal to the amount obtained by multiplying (a) the greater of the amount, if any, by which it failed either the 75% income test or the 95% income test (but in the case of the 95% income test, applied only to the extent that our qualifying income is less than 90% of our gross income), times (b) a fraction intended to reflect our profitability;

     - we will be subject to the alternative minimum tax on items of tax preference, excluding items specifically allocable to our shareholders;

     - if we should fail to distribute with respect to each calendar year at least the sum of (a) 85% of our REIT ordinary income for that year,
          (b) 95% of our REIT capital gain net income for that year, and (c) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

     - under temporary regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets that we acquire in certain tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire those assets. Built-in gain is the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the beginning of the ten-year recognition period. The results described in this paragraph with respect to the recognition of built-in gain assume that we will make an election pursuant to the temporary regulations; and

     - we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

     As a result of recent legislation, a tax is imposed on a REIT equal to 100% of redetermined rents, redetermined deductions and excess interest. Redetermined rents are generally rents from real property which would otherwise be reduced on distribution, apportionment or allocation to clearly reflect income as a result of services furnished or rendered by a taxable REIT subsidiary to tenants of the REIT. There are a number of exceptions with regard to redetermined rents, which are summarized below.

     - Redetermined rents do not include amounts received directly or indirectly by a REIT for customary services.

     - Redetermined rents do not include de minimis payments received by the REIT with respect to non-customary services rendered to the tenants of a property owned by the REIT that do not exceed 1% of all amounts received by the REIT with respect to the property.

     - The redetermined rent provisions do not apply with respect to any services rendered by a taxable REIT subsidiary to the tenants of the REIT, as long as the taxable REIT subsidiary renders a significant amount of similar services to persons other than the REIT and to tenants who are unrelated to the REIT or the taxable REIT subsidiary or the REIT tenants, and the charge for these services is substantially comparable to the charge for similar services rendered to such unrelated persons.

     - The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to a tenant of a REIT if the rents paid by tenants leasing at least 25% of the net leasable space in the REIT's property who are not receiving such services are substantially comparable to the rents paid by tenants leasing comparable space who are receiving the services and the charge for the services is separately stated.

     - The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to tenants of a REIT if the gross income of the taxable REIT subsidiary from these services is at least 150% of the taxable REIT subsidiary's direct cost of rendering the service.

     - The Secretary of the Treasury has the power to waive the tax that would otherwise be imposed on redetermined rents if the REIT establishes to the satisfaction of the Secretary that rents charged to tenants were established on an arm's length basis even though a taxable REIT subsidiary provided services to the tenants.

     Redetermined deductions are deductions, other than redetermined rents, of a taxable REIT subsidiary if the amount of these deductions would be decreased on distribution, apportionment or allocation to clearly reflect income between the taxable REIT subsidiary and the REIT. Excess interest means any deductions for interest payments made by a taxable REIT subsidiary to the REIT to the extent that the interest payments exceed a commercially reasonable rate of interest.

FAILURE TO QUALIFY AS A REIT

     For any taxable year in which we fail to qualify as a REIT and certain relief provisions do not apply, we would be taxed at regular corporate rates, including alternative minimum tax rates on all of our taxable income.
Distributions to our shareholders would not be deductible in computing that taxable income, and distributions would no longer be required to be made. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because the shareholders would continue to be taxed on the distributions they receive, the net after tax yield to the shareholders from their investment likely would be reduced substantially. As a result, failure to qualify as a REIT during any taxable year could have a material adverse effect on an investment in our common shares. If we lose our REIT status, unless certain relief provisions apply, we would not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     Except as discussed below, distributions generally will be taxable to taxable U.S. shareholders as ordinary income to the extent of our current or accumulated earnings and profits. We may generate cash in excess of our net earnings. If we distribute cash to shareholders in excess of our current and accumulated earnings and profits (other than as a capital gain dividend), the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and our accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. Distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations. For purposes of determining whether distributions to holders of common shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to the outstanding preferred shares, if any, and then to the common shares. President Bush has proposed a growth and jobs plan that includes a provision that would exclude dividends from taxable income to the extent the corporation paid tax on such income in 2002 or later. The Treasury Department has confirmed that this provision generally would not apply to dividends paid by REITs.

     Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

     Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. shareholders as gains from the sale or disposition of a capital asset to the extent that they do not exceed our actual net capital gain for the taxable year. Depending on the period of time, the tax characteristics of the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. shareholders at a 20% or 25% rate. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. shareholder generally would:

- include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

- be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. shareholder's long-term capital gains;

-  receive a credit or refund for the amount of tax deemed paid by it;

- increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

- in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

     Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as income from a passive activity, within the meaning of Section 469 of the Internal Revenue Code, since income from a passive activity generally does not include dividends and gain attributable to the disposition of property that produces dividends. As a result, U.S. shareholders subject to the passive activity rules will generally be unable to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will be treated as investment income if a shareholder so elects, in which case the capital gain is taxed at ordinary income rates.

     Generally, gain or loss realized by a shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend from us and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

     In any year in which we fail to qualify as a REIT, the shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of our tax preference items.

BACKUP WITHHOLDING

     We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 31%. These rules may apply (1) when a shareholder fails to supply a correct taxpayer identification number, (2) when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or (3) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

TAXATION OF TAX-EXEMPT ENTITIES

     In general, a tax-exempt entity that is a shareholder will not be subject to tax on distributions or gain realized on the sale of shares. A tax-exempt entity may be subject to unrelated business taxable income, however, to the extent that it has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Internal Revenue Code. In determining the number of shareholders a REIT has for purposes of the "50% test" described above under " - REIT Qualification," generally, any shares held by tax-exempt employees' pension and profit sharing trusts which qualify under Section 401(a) of the Internal Revenue Code and are exempt from tax under Section 501(a) of the Internal Revenue Code ("qualified trusts") will be treated as held directly by its beneficiaries in proportion to their interests in the trust and will not be treated as held by the trust.

     A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income (less direct expenses related thereto) derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the "look-thru" rule with respect to the 50% test discussed above and if the trust is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. We do not currently meet either of these requirements.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our capital stock will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our capital stock. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.

TAXATION OF FOREIGN INVESTORS

     The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements, as well as the tax treatment of such an investment under the laws of their home country.

     Dividends that are not attributable to gain from any sales or exchanges we make of United States real property interests and which we do not designate as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Those dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the non-U.S. shareholder's conduct of a United States trade or business, the non-U.S. shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to those dividends, and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation. For withholding tax purposes, we are currently required to treat all distributions as if made out of our current and accumulated earnings and profits and thus we intend to withhold at the rate of 30%, or a reduced treaty rate if applicable, on the amount of any distribution (other than distributions designated as capital gain dividends) made to a non-U.S. shareholder unless (1) the non-U.S. shareholder files on IRS Form W-8BEN claiming that a lower treaty rate applies or (2) the non-U.S. shareholder files an IRS Form W-8ECI claiming that the dividend is effectively connected income.

     Under the final regulations, we would not be required to withhold at the 30% rate on distributions we reasonably estimate to be in excess of our current and accumulated earnings and profits. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of those shares. To the extent that those dividends exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a dividend is paid whether or not a dividend will be in excess of current and accumulated earnings and profits, the dividend will be subject to such withholding. We do not intend to make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to such withholding. However, the non-U.S. shareholder may seek a refund of those amounts from the IRS.

     For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, commonly known as "FIRPTA." Under FIRPTA, those dividends are taxed to a non-U.S. shareholder as if the gain were effectively connected with a United States business. Non-U.S. shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. shareholder not entitled to treaty exemption. We are required by the Code and applicable Treasury Regulations to withhold 35% of any dividend that could be designated as a capital gain dividend. This amount is creditable against the non-U.S. shareholder's FIRPTA tax liability.

     Gain recognized by a non-U.S. shareholder upon a sale of shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is currently anticipated that we will be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the common shares will be publicly traded, however, no assurance can be given that we will remain a "domestically controlled REIT." However, gain not subject to FIRPTA will be taxable to a non-U.S. shareholder if (1) investment in the common shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to that gain, and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. shareholder, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual's capital gains. If we were not a domestically controlled REIT, whether or not a non-U.S. shareholder's sale of shares would be subject to tax under FIRPTA would depend on whether or not the common shares were regularly traded on an established securities market (such as the NYSE) and on the size of selling non-U.S. shareholder's interest in our capital shares. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to that gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser of our common shares may be required to withhold 10% of the gross purchase price.

STATE AND LOCAL TAXES

     We, and our shareholders, may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our capital shares.

                              PLAN OF DISTRIBUTION

     We may offer securities directly or through underwriters, dealers or agents. The prospectus supplement will identify those underwriters, dealers or agents and will describe the plan of distribution, including commissions to be paid. If we do not name a firm in the prospectus supplement, the firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer's allowance or agent's commission. Any underwriting agreement will entitle the underwriters to indemnification against designated civil liabilities under the federal securities laws and other laws. The underwriters' obligations to purchase securities will be subject to compliance with specific conditions and generally will require them to purchase all of the securities if any are purchased.

     Unless otherwise noted in the prospectus supplement, the securities will be offered by the underwriters, if any, when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.

     We may sell securities to dealers as principals. Those dealers then may resell the securities to the public at varying prices set by those dealers from time to time. We may also offer securities through agents. Agents generally act on a "best efforts" basis during their appointment, meaning that they are not obligated to purchase securities. Dealers and agents may be entitled to indemnification as underwriters by us against designated liabilities under the federal securities laws and other laws.

     We or the underwriters or the agents may solicit offers from institutions approved by us to purchase securities under delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective of amounts stated in the applicable supplement. Likewise, the aggregate principal amount of the securities sold pursuant to delayed delivery contracts will not be less or more than the respective amounts stated in the applicable prospectus supplement. We may make delayed delivery contracts with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. Additional conditions will apply to those purchases.

     An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

     The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.

                                  LEGAL MATTERS

     Unless otherwise noted in a prospectus supplement, Locke Liddell & Sapp LLP, Dallas, Texas, will pass on the legality of the securities offered through this prospectus and certain tax matters. Counsel for any underwriters or agents will be noted in the applicable prospectus supplement.


                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at www.sec.gov. In addition, you may read and copy our SEC filings at the offices
------------
of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or at the SEC's Public Reference Room at Room 1200, 450 Fifth Street, N.W.,
Washington,  D.C.  20549.  Our  website  address  is  www.weingarten.com.
                                                      ------------------

     This prospectus is only part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that we have excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or document. You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the previous paragraph.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

  -  Annual Report on Form 10-K for the year ended December 31, 2002.

  -  Schedule 14A filed with the SEC on March 20, 2003.

  - The description of our common shares of beneficial interest contained in our registration statement on Form 8-A filed March 17, 1988.

  - The description of our 7.44% Series A Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A filed February 23, 1998.

  - The description of our 7.00% Series C Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A filed January 19, 1999.

  - The description of our 6.75% Series D Cumulative Redeemable Preferred Shares and the depositary shares relating thereto contained in our registration statement on Form 8-A filed April 17, 2003.

     You may request copies of these filings at no cost by writing or telephoning our Investor Relations Department at the following address and telephone number:

                           Weingarten Realty Investors
                            2600 Citadel Plaza Drive
                                    Suite 300
                              Houston, Texas 77008
                                 (713) 866-6000.

================================================================================


               No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is current only as of its date.

                                 _______________

                     TABLE  OF  CONTENTS

                    Prospectus  Supplement                      Page
                                                                ----

Risk  Factors . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
Description  of  Notes. . . . . . . . . . . . . . . . . . . . .  S-3
Investment  Considerations
     Relating  to  Indexed  Notes . . . . . . . . . . . . . . . S-29
Investment  Considerations
     Relating  to  Foreign  Currency  Notes . . . . . . . . . . S-30
U.S.  Taxation. . . . . . . . . . . . . . . . . . . . . . . . . S-31
Supplemental  Plan  of  Distribution. . . . . . . . . . . . . . S-42
Validity  of  Notes . . . . . . . . . . . . . . . . . . . . . . S-43

                         Prospectus

Cautionary  Statement  Concerning
     Forward-Looking  Statements. . . . . . . . . . . . . . . .    1
About  this  Prospectus . . . . . . . . . . . . . . . . . . . .    2
The  Company. . . . . . . . . . . . . . . . . . . . . . . . . .    2
Use  of  Proceeds . . . . . . . . . . . . . . . . . . . . . . .    2
Ratios  of  Earnings  to  Combined  Fixed  Charges
     and  Preferred  Share  Dividends . . . . . . . . . . . . .    2
Description  of  Debt  Securities . . . . . . . . . . . . . . .    3
Description  of  Capital  Shares. . . . . . . . . . . . . . . .    15
Description  of  Warrants . . . . . . . . . . . . . . . . . . .    25
Description  of  Other  Classes  of  Outstanding  Shares. . . .    27
Federal  Income  Tax  Consequences. . . . . . . . . . . . . . .    29
Plan  of  Distribution. . . . . . . . . . . . . . . . . . . . .    39
Legal  Matters. . . . . . . . . . . . . . . . . . . . . . . . .    40
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
Where  You  Can  Find  More  Information .. . . . . . . . . . .    40
Incorporation  of  Documents  by  Reference . . . . . . . . . .    41






================================================================================



                                  $800,000,000



                                WEINGARTEN REALTY
                                    INVESTORS


                               Medium-Term Notes,
                         Series A, Due 9 Months or More
                               From Date of Issue


                                 _______________


                              PROSPECTUS SUPPLEMENT

                                 _______________


                              GOLDMAN, SACHS & CO.

                         BANC OF AMERICA SECURITIES LLC

                         BANC ONE CAPITAL MARKETS, INC.

                             COMMERZBANK SECURITIES

                           CREDIT SUISSE FIRST BOSTON

                                    JPMORGAN

                                 LEHMAN BROTHERS

                               MERRILL LYNCH & CO.

                           PNC CAPITAL MARKETS,  INC.

                           SOUTHTRUST SECURITIES INC.

                              WACHOVIA SECURITIES

                          WELLS FARGO SECURITIES,  LLC




================================================================================